                                               Filed Pursuant to Rule 424(B)(2)
                                                     Registration No. 333-60062
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 24, 2001)

                            30,000,000 Equity Units
             (Initially consisting of 30,000,000 Corporate Units)
[LOGO]
DUKE ENERGY(R)

                               -----------------

   Duke Energy Corporation is offering 30,000,000 Equity Units, Series B. The Equity Units initially will consist of units referred to as Corporate Units with a stated amount of $25 per Corporate Unit. Each Corporate Unit will include a purchase contract under which you will agree to purchase from us shares of our common stock on November 16, 2004 and we will pay to you contract adjustment payments at the rate of 3.68% of the stated amount per year as described in this prospectus supplement. Each Corporate Unit also initially will include $25 principal amount of 4.32% senior notes due 2006 of our wholly owned subsidiary, Duke Capital Corporation. Because the senior notes are pledged as collateral for your obligation under the purchase contracts, the Duke Capital senior notes will not trade separately from the Corporate Units unless and until substitution is made as described in this prospectus supplement. The Duke Capital senior notes are described in the accompanying prospectus supplement and prospectus of Duke Capital Corporation.

   We have applied to list the Corporate Units on the New York Stock Exchange, or NYSE, under the symbol "DUR." On November 13, 2001, the last reported sale price of our common stock on the NYSE was $40.40 per share.

                               -----------------

   Investing in the Equity Units involves risks. See "Risk Factors" beginning on page S-16 of this prospectus supplement.

                               -----------------

                                              Underwriting Proceeds to
                              Price to Public   Discount   Duke Capital
                              --------------- ------------ ------------
        Per Corporate Unit(1)     $25.00         $.625       $24.375
        Total................  $750,000,000   $18,750,000  $731,250,000

--------
(1)Plus accrued interest from November 19, 2001, if settlement occurs after that date.

   We have granted the underwriter a 30-day option to purchase up to 4,500,000 additional Corporate Units at the price to the public less the underwriting discount to cover over-allotments.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   Delivery of the Corporate Units is expected to be made on or about November 19, 2001.

                                Morgan Stanley

         The date of this prospectus supplement is November 13, 2001.

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.

                               -----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                               Page
                                                                               ----
About this Prospectus Supplement..............................................   ii
Forward-Looking Statements....................................................  S-1
Prospectus Supplement Summary.................................................  S-2
Risk Factors.................................................................. S-16
Use of Proceeds............................................................... S-20
Price Range of Common Stock................................................... S-21
Dividends..................................................................... S-21
Capitalization................................................................ S-22
Description of the Equity Units............................................... S-23
Description of the Purchase Contracts......................................... S-27
Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement S-38
United States Federal Income Tax Consequences................................. S-41
ERISA Considerations.......................................................... S-50
Underwriting.................................................................. S-52
Experts....................................................................... S-53
Legal Matters................................................................. S-54
                                    Prospectus
                                                                               Page
                                                                               ----
About this Prospectus.........................................................    2
Duke Energy Corporation.......................................................    2
Use of Proceeds...............................................................    4
The Trusts....................................................................    4
Accounting Treatment..........................................................    5
Description of the Senior Notes...............................................    5
Description of the Junior Subordinated Notes..................................   13
Description of the First and Refunding Mortgage Bonds.........................   21
Description of the Common Stock...............................................   25
Description of the Stock Purchase Contracts and the Stock Purchase Units......   28
Description of the Preferred Securities.......................................   29
Description of the Guarantees.................................................   30
Plan of Distribution..........................................................   33
Experts.......................................................................   34
Validity of the Securities....................................................   34
Where You Can Find More Information...........................................   35

                       ABOUT THIS PROSPECTUS SUPPLEMENT

   This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Equity Units offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

   If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

                          FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and the like. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include:

   . state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries;

   . industrial, commercial and residential growth in our service territories;

   . the weather and other natural phenomena;

   . the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

   . changes in environmental and other laws and regulations to which we and our subsidiaries are subject or other external factors over which we have no control;

   . the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

   . the level of creditworthiness of counterparties to our transactions;

   . growth in opportunities for our business units; and

   . the effect of accounting policies issued periodically by accounting standard-setting bodies.

   In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus supplement and the accompanying prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         PROSPECTUS SUPPLEMENT SUMMARY

   The following is qualified in its entirety by, and should be read together with, the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, all of the following information assumes that the underwriter has not exercised its option to purchase up to an additional 4,500,000 Corporate Units within 30 days of the date of this prospectus supplement.

                            Duke Energy Corporation

   We are a leading integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. We own and operate one of the world's largest portfolios of generating plants, one of the nation's largest natural gas pipeline systems and one of the most active energy trading and marketing operations. We are also the largest producer of natural gas liquids, or NGLs, in the United States. Our integrated approach to building regional energy businesses allows us to leverage the strengths of these businesses and allows us to earn both higher operating margins and greater returns on our portfolio of energy assets. The services and products we provide are offered through the following seven business segments:

   . Franchised Electric generates, transmits, distributes and sells electric energy in central and western North Carolina and the western portion of South Carolina. Its operations are conducted primarily through Duke Power and Nantahala Power and Light. We currently operate 17,755 net megawatts, or MW, of generation capacity and serve approximately two million customers in the Carolinas.

   . Natural Gas Transmission provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic, New England and southeastern states. We currently have 12,000 miles of natural gas pipelines and transport approximately 25% of the natural gas consumption of the eastern United States. These operations are conducted primarily through Duke Energy Gas Transmission Corporation.

   . Field Services gathers, processes, transports, markets and stores natural gas and produces, transports, markets and stores NGLs. Its operations are conducted primarily through Duke Energy Field Services, LLC, which has a presence in each of the major gas-producing regions of the United States. We currently own and operate approximately 57,000 miles of natural gas gathering systems and 68 natural gas processing plants in the United States and Canada and one high-deliverability natural gas storage facility in the United States.

   . North American Wholesale Energy, or NAWE, is involved in the development, operation and management of power generation facilities, primarily through Duke Energy North America, LLC and commodity sales and services related to natural gas and electricity, primarily through Duke Energy Trading and Marketing, LLC. Our current merchant generation portfolio totals approximately 8,000 MW, and we have under construction approximately 6,000 MW for operation in 2002 and approximately 2,400 MW for operation in 2003. In addition to our facilities in operation or under construction, we have approximately 11,000 MW in advanced development scheduled to begin operation between 2003 and 2004. NAWE also includes Duke Energy Merchants, which develops new business lines in the evolving energy commodity markets.

   . International Energy is involved in the development, operation and management of natural gas and power generation facilities and energy trading and marketing of natural gas and electricity. Its operations are conducted through Duke Energy International, LLC, and its activities are targeted in Latin America, Asia Pacific and Europe. Our current operating portfolio includes approximately 5,100 MW of power generation facilities and approximately 1,700 miles of natural gas pipelines.

   . Other Energy Services is a combination of businesses that provide engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc.

   . Duke Ventures is comprised of other diverse businesses. Crescent
     Resources, Inc. develops high-quality commercial, residential and multi-family real estate projects and manages land holdings primarily in the southeastern United States. DukeNet Communications, Inc. provides fiber optic networks for industrial, commercial and residential customers. Duke Capital Partners provides financing, investment banking and asset management services to wholesale and commercial energy markets.

Business Strategy

   Our strategy is to develop and actively manage integrated energy businesses in targeted regions where our extensive capabilities in developing energy assets, operating electric power, natural gas and NGLs plants, optimizing commercial operations and managing risk can provide comprehensive energy solutions for our customers and create value for our shareholders. The key elements of our strategy include:

   Pursue growth opportunities in deregulating and liberalizing markets. The growth in and restructuring of global energy markets are providing opportunities for our business segments to capitalize on their comprehensive capabilities. In North America, we are aggressively investing in new merchant power facilities, expanding our natural gas pipeline infrastructure, rapidly increasing our leading position in natural gas processing and NGLs marketing and developing our trading, marketing and structured origination expertise across the energy spectrum. Internationally, we are focusing on integrated electric and natural gas opportunities in markets such as Latin America, Asia Pacific and Europe, where deregulation, privatization and liberalization are opening energy markets to competition.

   Develop and integrate regional energy businesses in target markets. We currently own and operate assets and provide services ranging from natural gas gathering to trading and marketing of energy to the distribution of electricity to customers. Through our integrated energy network of natural gas and electric power assets coupled with trading and marketing, we are able to maximize the returns of our energy portfolio. This is accomplished by creating an environment that enables the more efficient flow of information between our trading and marketing business and our merchant businesses that own and operate these physical assets. These enhanced returns are achieved through timely communication of information regarding dispatch and maintenance of generation plants, commodity positions for natural gas and electricity, forward pricing curves and other market knowledge. Our integrated approach to building regional energy businesses enables us to choose the best times to enter or exit a market and effectively manage and grow our business.

   Actively manage our asset portfolio. We utilize a portfolio management strategy, rather than focusing on stand-alone projects or assets, that strives to capture the greatest value by seeking opportunities to invest in energy assets in markets that have capacity needs and to divest other assets when significant value can be realized. This strategy enables us to monetize certain assets and redeploy the capital to higher-return assets in target markets. Additionally, this strategy prevents the institutionalized ownership of any asset by encouraging us to continually review our asset portfolio.

   Mitigate exposure through disciplined risk management policies. Through our enterprise risk management group, we actively manage the risks that our business segments face. We believe managing risk at the corporate level is consistent with the portfolio approach we use with our assets. Our risk management policies are designed to help determine lines of business offering attractive risk returns, assess current and future risk/return characteristics of the enterprise and recommend appropriate strategic modifications. We actively manage our commodity, interest rate, foreign currency and credit risks through established policies that limit our exposure and require daily reporting to management of potential financial exposure. Our risk management policies are designed to mitigate our downside exposures while complementing the operations of each of our business segments.

Recent Developments

Acquisition of Westcoast Energy

   On September 20, 2001, we announced our proposed acquisition of Westcoast Energy Inc., a leading North American energy company headquartered in Vancouver, British Columbia, for approximately $3.5 billion in cash and stock. Westcoast Energy's interests include natural gas gathering, processing, transmission, storage and distribution, as well as power generation, international energy businesses, and financial, information technology and energy services businesses. As of and for the nine months ended September 30, 2001, Westcoast Energy had assets of approximately Cdn $14.7 billion and operating revenues of approximately Cdn $9.5 billion. After the acquisition, our natural gas-related assets will include approximately 18,900 miles of transmission pipelines, 241 billion cubic feet of natural gas storage, 58,700 miles of gathering pipeline, 84 processing facilities, and 16,500 miles of distribution pipelines. The transaction provides for the acquisition of all outstanding common shares of Westcoast Energy in exchange for a combination of cash, shares of our common stock and exchangeable shares of one of our Canadian subsidiaries so that 50% of the consideration will be paid in cash and 50% will be paid in stock. We intend to use the proceeds of this offering to finance a portion of the cash consideration for the acquisition. Consummation of the transaction is subject to regulatory approval and the approval by Westcoast Energy shareholders. We expect that the acquisition will be completed during the first quarter of 2002.

Duke Power Regulatory Accounting Matters

   We were notified on August 3, 2001 that the North Carolina Utilities Commission (NCUC) and the Public Service Commission of South Carolina (PSCSC) had undertaken a joint investigation, along with the North Carolina Public Staff, regarding certain regulatory accounting entries for 1998 at Duke Power. In our internal review of the fourteen entries in question, we concluded that nine of the fourteen items were correctly classified for regulatory accounting treatment. Four of the items were incorrectly classified for regulatory purposes for 1998 only but did not recur thereafter. The classification of the remaining item, distributions from mutual insurance companies, is subject to differing interpretations for regulatory treatment. We believe that we appropriately classified this item but we are evaluating our classification for future years. As part of their investigation, the NCUC and PSCSC have notified us that they will jointly engage an independent firm to conduct an audit of Duke Power's accounting records for reporting periods from 1998 through June 30, 2001. We have fully cooperated with the NCUC and the PSCSC in their investigation. The NCUC has requested that we place the amount of the 2001 mutual insurance distribution, approximately $33.5 million, in a deferred credit account, pending final outcome of the independent audit.

                                 The Offering

What are the components of a Corporate Unit?

   Each Corporate Unit consists of a purchase contract and, initially, $25 principal amount of Duke Capital senior notes. The Duke Capital senior note that is a component of each Corporate Unit is owned by you, but it will be pledged to us to secure your obligations under the purchase contract. If the Duke Capital senior notes are successfully remarketed or a tax event redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in the Treasury portfolio will replace the Duke Capital senior note as a component of each Corporate Unit and will be pledged to us to secure your obligations under the purchase contract.

What is a Purchase Contract?

   Each purchase contract underlying an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on November 16, 2004, for $25, a fraction of a newly issued share of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase Contracts--Anti-dilution Adjustments," as follows:

   . if the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $47.548, the settlement rate will be 0.5258;

   . if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value; and

   . if the applicable market value is less than or equal to the reference price, the settlement rate will be 0.6231.

   "Applicable market value" means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding November 16, 2004. The "reference price" is $40.125, which is the equivalent of the last reported sale price of our common stock on the NYSE on November 13, 2001 after giving effect to the dividend to be paid to holders of record on November 16, 2001.

What are Treasury Units?

   Treasury Units are Equity Units consisting of a purchase contract and a Treasury security. The Treasury security is a 2.5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on November 15, 2004. The Treasury security that is a component of each Treasury Unit will be owned by the holder of the Treasury Unit, but it will be pledged to us to secure the holders' obligations under the purchase contract.

How can I create Treasury Units from Corporate Units?

   Unless the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding November 16, 2004, to substitute for the related Duke Capital senior notes held by the collateral agent zero-coupon Treasury securities with the CUSIP number specified in this prospectus supplement and that mature on November 15, 2004, in a total principal amount at maturity equal to the aggregate principal amount of the Duke Capital senior notes for which substitution is being made. This substitution will create Treasury Units, and the applicable Duke Capital senior notes will be released to the holder. Because Treasury securities are issued in multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. However, if the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, holders of Corporate Units may make substitutions only in multiples of 100,000 Corporate Units, at any time on or prior to the second business day immediately preceding November 16, 2004. Holders would also obtain the release of the appropriate applicable ownership interest in the Treasury portfolio rather than a release of the applicable Duke Capital senior notes.

How can I recreate Corporate Units from Treasury Units?

   Unless the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, each holder of Treasury Units will have the right at any time on or prior to the fifth business day immediately preceding November 16, 2004, to substitute Duke Capital senior notes for the related Treasury securities held by the collateral agent in an aggregate principal amount of such Duke Capital senior notes equal to the aggregate principal amount at stated maturity of the Treasury securities. This substitution would recreate Corporate Units, and the applicable Treasury securities would be released to the holder. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, holders of the Treasury Units may make this substitution at any time on or prior to the second business day immediately preceding November 16, 2004, but using the applicable ownership interest of the Treasury portfolio instead of Duke Capital senior notes and only in integral multiples of 100,000 Treasury Units.

To what payments am I entitled as a holder of Corporate Units?

   Holders of Corporate Units will be entitled to receive cash distributions consisting of quarterly distributions on the related Duke Capital senior notes payable by Duke Capital at the rate of 4.32% of the stated amount per year and quarterly distributions of contract adjustment payments, payable by us at the rate of 3.68% of the stated amount per year, subject to our right to defer the payment of such contract adjustment amounts. Each Corporate Unit has a stated amount of $25. In addition, because the Duke Capital senior notes are subject to the contingent payment rules, original issue discount, or OID, will accrue on each related Duke Capital senior note.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

   Holders of Treasury Units will be entitled to receive quarterly cash distributions of contract adjustment payments payable by us at the rate of 3.68% of the stated amount of $25 per year, subject to our rights of deferral described herein. In addition, OID will accrue on each related Treasury security.

Do we have the option to defer current payments?

   We have the right to defer the payment of contract adjustment payments until no later than November 16, 2004. However, such deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 8.00% per year until paid, compounded quarterly, to but excluding November 16, 2004. Duke Capital is not entitled to defer payments of interest on the Duke Capital senior notes.

What are the payment dates for the Corporate Units?

   The current payments described above in respect of the Corporate Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2002. These payments will be payable to but excluding the earlier of November 16, 2004 or the most recent quarterly payment date on or before any early settlement of the related purchase contracts. These contract adjustment payments are subject to the deferral provisions described in this prospectus supplement. Interest payments on the Duke Capital senior notes are described below under the questions and answers beginning with "What interest payments will I receive on the Duke Capital senior notes?"

What is remarketing?

   The Duke Capital senior notes of Corporate Unit holders first will be remarketed on the third business day immediately preceding August 16, 2004. The remarketing agent will use its reasonable efforts to obtain a price of approximately 100.5% of the purchase price for the Treasury portfolio. The portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Treasury portfolio will be substituted for the Duke Capital senior notes and will be pledged to the collateral agent to secure the Corporate Unit holders' obligation to purchase our common stock under the purchase contracts. When paid at maturity, the principal amount of the Treasury portfolio equal to the principal amount of the Duke Capital senior notes will automatically be applied to satisfy the Corporate Unit holders' obligations to purchase common stock under the purchase contracts.

   If the initial remarketing of the Duke Capital senior notes on the third business day preceding August 16, 2004 fails because the remarketing agent cannot obtain a price of at least 100% of the Treasury portfolio purchase price or a condition precedent to the remarketing has not been satisfied, the Duke Capital senior notes will continue to be a component of Corporate Units, and a second remarketing will be attempted on the third business day immediately preceding September 16, 2004. If the second remarketing of the Duke Capital senior notes on the third business day preceding September 16, 2004 similarly fails, the Duke Capital senior notes will continue to be a component of Corporate Units, and a third remarketing will be attempted on the third business day immediately preceding October 16, 2004.

   Unless one of the first three remarketings has been successful, the Duke Capital senior notes of Corporate Unit holders who have failed to deliver cash on or prior to the fourth business day before November 16, 2004 in order to satisfy their obligations under the related purchase contracts will be remarketed for the fourth time on the third business day immediately preceding November 16, 2004. In this final remarketing, the remarketing agent will use its reasonable efforts to obtain a price of approximately 100.5% of the aggregate principal amount of these Duke Capital senior notes. The portion of the proceeds from the remarketing equal to the total principal amount of the Duke Capital senior notes will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts.

   In connection with a successful first, second or third remarketing of the Duke Capital senior notes, the remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. In connection with a successful final remarketing, the remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Duke Capital senior notes from any amount of the proceeds in excess of the aggregate principal amount of the remarketed Duke Capital senior notes. The remarketing agent will remit any remaining portion of the proceeds for the benefit of the holders.

   If the final remarketing of the Duke Capital senior notes on the third business day prior to November 16, 2004 fails because the remarketing agent cannot obtain a price of at least 100% of the total principal amount of the Duke Capital senior notes or a condition precedent to the remarketing has not been satisfied, we will exercise our rights as a secured party to dispose of the Duke Capital senior notes in accordance with applicable law and to satisfy in full, from the proceeds of the disposition, the holder's obligation to purchase common stock under the related purchase contracts.

What is the Treasury portfolio?

   The Treasury portfolio is a portfolio of zero-coupon U.S. Treasury securities consisting of

   . interest or principal strips of U.S. Treasury securities that mature on or prior to November 15, 2004 in an aggregate amount equal to the principal amount of the Duke Capital senior notes included in Corporate Units, and

   . with respect to the scheduled interest payment date on the Duke Capital senior notes that occurs on November 16, 2004, in the case of a successful remarketing of the Duke Capital senior notes, or with respect to each scheduled interest payment date on the Duke Capital senior notes that occurs after the tax event redemption date and on or before November 16, 2004, in the case of a tax event redemption, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on that interest payment date on the principal amount of the Duke Capital senior notes included in Corporate Units assuming no reset of the interest rate on the Duke Capital senior notes.

If I am not a party to a purchase contract, may I still participate in a remarketing of my Duke Capital senior notes?

   Holders of Duke Capital senior notes that are not components of Corporate Units may elect, in the manner described in this prospectus supplement, to have their Duke Capital senior notes remarketed by the remarketing agent.

Besides participating in a remarketing, how else may I satisfy my obligations under the purchase contracts?

   Holders of Equity Units may satisfy their obligations, or their obligations will be terminated, under the purchase contracts

   . through early settlement by the delivery of cash to the purchase contract agent on or prior to the fifth business day immediately preceding November 16, 2004;

   . in the case of holders of Corporate Units only, by settling the related purchase contracts with cash on or prior to the fourth business day immediately prior to November 16, 2004 pursuant to prior notification to the purchase contract agent; or

   . without any further action, upon the termination of the purchase contracts as a result of bankruptcy, insolvency or reorganization of Duke Energy.

   If the holder of an Equity Unit settles a purchase contract early, or if the holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments or deferred contract adjustment payments.

What interest payments will I receive on the Duke Capital senior notes?

   Interest payments on the Duke Capital senior notes will be payable initially at the annual rate of 4.32% of the principal amount of $25 per Duke Capital senior note to, but excluding the reset effective date, which will be the third business day following the day on which any remarketing of the Duke Capital senior notes is successfully completed. Following a reset of the interest rate, the Duke Capital senior notes will bear interest from the reset effective date, at the reset rate to, but excluding, November 16, 2006. In addition, because the Duke Capital senior notes are subject to the contingent payment rules, OID will accrue on the Duke Capital senior notes.

What are the payment dates on the Duke Capital senior notes?

   Interest payments will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing February 16, 2002.

When will the interest rate on the Duke Capital senior notes be reset?

   The interest rate on the Duke Capital senior notes will be reset in connection with the initial remarketing or, if it fails, the next successful subsequent remarketing. Unless a tax event redemption has occurred, the interest rate on the senior notes will be reset on the initial remarketing date, which will be three business days immediately preceding August 16, 2004, and such reset rate will become effective on August 16, 2004. However, if the initial remarketing fails, the interest rate on the senior notes will not be reset on the initial remarketing date and instead will be reset on the second remarketing date, which will be three business days immediately preceding September 16, 2004, and such reset rate will become effective on September 16, 2004. Similarly, if the second remarketing fails, the interest rate on the Duke Capital senior notes will not be reset on the second remarketing date and instead will be reset on the third remarketing date, which will be three business days immediately preceding October 16, 2004, and such interest rate will become effective on October 16, 2004. Finally, if the third remarketing fails, the interest rate on the senior notes will not be reset on the third remarketing date and instead will be reset on the fourth and final remarketing date, which will be three business days immediately preceding November 16, 2004, and such reset rate will become effective on November 16, 2004.

What is the reset rate?

   In the case of a reset on the third business day immediately preceding August 16, 2004, September 16, 2004 or October 16, 2004, the reset rate will be the rate determined by the reset agent as the rate the Duke Capital senior notes should bear in order for the Duke Capital senior notes included in Corporate Units to have an approximate aggregate market value on the reset date of 100.5% of the Treasury portfolio purchase price. In the case of a reset on the third business day immediately preceding November 16, 2004, the reset rate will be the rate determined by the reset agent as the rate the Duke Capital senior notes should bear in order for each Duke Capital senior note to have an approximate market value of 100.5% of the aggregate principal amount of the Duke Capital senior note. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the Duke Capital senior notes be redeemed?

   The Duke Capital senior notes are redeemable at Duke Capital's option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances described in the prospectus supplement for the Duke Capital senior notes, which accompanies this prospectus supplement. Following any such redemption of the Duke Capital senior notes, which we refer to as a tax event redemption, prior to November 16, 2004, investors that own Corporate Units will own the applicable ownership percentage of the Treasury portfolio as a component of their Corporate Units.

What are the federal income tax consequences related to the Corporate Units, Treasury Units and Duke Capital senior notes?

   Because an Equity Unit will consist of a purchase contract and a Duke Capital senior note, the purchase price of each Equity Unit will be allocated between the purchase contract and the related Duke Capital senior note in proportion to their relative fair market values at the time of purchase. Duke Capital expects that as of the date of issuance of the Equity Units, the fair market value of each purchase contract will be $0.0 and the fair market value of each Duke Capital senior note will be $25.0.

   The Duke Capital senior notes will be subject to the regulations concerning contingent payment debt instruments. As such, a holder will be subject to federal income tax on the accrual of original issue discount in respect of the senior notes.

   If a holder owns Treasury Units, such holder will be required to include in gross income such holder's allocable share of any original issue discount or acquisition discount on the Treasury Securities that accrues in such year.

   Duke Energy intends to report the purchase contract adjustment payments as income to holders, but holders may want to consult their tax advisor concerning alternative characterizations.

   Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of Equity Units or instruments similar to Equity Units, each holder is urged to consult its own tax advisor concerning the tax consequences of an investment in Equity Units.

   FOR ADDITIONAL INFORMATION, SEE "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, STARTING ON PAGE S-41.

What are the uses of proceeds from the offering?

   We expect to use the net proceeds from the offering of Corporate Units (approximately $730.7 million, or approximately $840.3 million if the underwriter's over-allotment option is exercised in full) to fund a portion of the cash consideration for our proposed acquisition of Westcoast Energy Inc.

                      The Offering--Explanatory Diagrams

   The following diagrams demonstrate some of the key features of the purchase contracts, Corporate Units, Treasury Units and the Duke Capital senior notes, and the transformation of Corporate Units into Treasury Units and Duke Capital senior notes.

   The following diagrams assume that the Duke Capital senior notes are successfully remarketed and the interest rate on the Duke Capital senior notes is reset on the third business day immediately preceding August 16, 2004.

Purchase Contract

   Corporate Units and Treasury Units both include a purchase contract under which the investor agrees to purchase shares of our common stock at the end of three years. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.




                                  [FLOW CHART]


VALUE

VALUE OF DELIVERED SHARES
AT MATURITY

100%            118.5%

REFERENCE        THRESHOLD
PRICE(5)         APPRECIATION PRICE(6)
$40.125          $47.548

COMMON STOCK PRICE

PERCENTAGE

PERCENTAGE OF SHARES DELIVERED
AT MATURITY(1)

DELIVER        DELIVER        DELIVER
100% OF        BETWEEN        84.4% OF
SHARES(2)      84.4% AND      SHARES(4)
               100% OF
               SHARES(3)

REFERENCE              THRESHOLD
PRICE(5)               APPRECIATION PRICE(6)
$40.125                $47.548

COMMON STOCK PRICE

--------
(1)For each of the percentage categories shown, the percentage of shares to be delivered at maturity to an investor in a Corporate Unit or Treasury Unit is determined by dividing (a) the related number of shares to be delivered, as indicated in the footnote for each category, by (b) an amount equal to $25, the stated amount, divided by the reference price.
(2)If the applicable market value of our common stock is less than or equal to $40.125, the number of shares to be delivered will be calculated by dividing the stated amount by the reference price. The "applicable market value" means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding November 16, 2004.
(3)If the applicable market value of our common stock is between $40.125 and $47.548, the number of shares to be delivered will be calculated by dividing the stated amount by the applicable market value.
(4)If the applicable market value of our common stock is greater than or equal to $47.548, the number of shares to be delivered will be calculated by dividing the stated amount by the threshold appreciation price.
(5)The "reference price" is equal to $40.125.
(6)The "threshold appreciation price" is equal to $47.548.

Corporate Units

   A Corporate Unit consists of two components as described below:

                                  [FLOW CHART]


PURCHASE CONTRACT        DUKE CAPITAL SENIOR NOTE

(OWED TO INVESTOR)       (OWED TO INVESTOR)
COMMON STOCK
       +
CONTRACT ADJUSTMENT      4.32% PER ANNUM
PAYMENT                  PAID QUARTERLY
3.68% PER ANNUM          (RESET in connection
 PAID QUARTERLY          with remarketing)

(OWED TO DUKE            (OWED TO INVESTOR)
ENERGY)
$25 AT MATURITY          $25 AT MATURITY
(END OF YEAR 3)          (END OF YEAR 5)
                                 [STOCK CHART]

   . The investor owns the Duke Capital senior note but will pledge it to us to secure its obligations under the purchase contract.

   . Following a successful remarketing of the Duke Capital senior notes on or before the third remarketing date, which will be three business days immediately preceding October 16, 2004, the applicable ownership percentage of the Treasury portfolio will replace the Duke Capital senior note as a component of the Corporate Unit.

Treasury Units

   A Treasury Unit consists of two components as described below:

                                  [FLOW CHART]


PURCHASE CONTRACT       ZERO COUPON
                        TREASURY SECURITY

(OWED TO INVESTOR)
COMMON STOCK
        +
CONTRACT ADJUSTMENT
PAYMENT
3.68% PER ANNUM
PAID QUARTERLY

(OWED TO DUKE           (OWED TO INVESTOR)
ENERGY)
$25 AT MATURITY         $25 AT MATURITY
(END OF YEAR 3)         (END OF YEAR 3)
                                 [STOCK CHART]

   . The investor owns the Treasury security but will pledge it to us to secure its obligations under the purchase contract.

Duke Capital Senior Notes

   Duke Capital senior notes have the terms described below:

                                  [FLOW CHART]


DUKE CAPITAL
SENIOR NOTE

(OWED TO INVESTOR)

4.32% PER ANNUM
PAID QUARTERLY

(RESET in connection with remarketing)

(OWED TO INVESTOR)

$25 AT MATURITY
(END OF YEAR 5)
                                 [STOCK CHART]

Transforming Corporate Units into Treasury Units and Duke Capital Senior Notes

   . To create a Treasury Unit, the investor separates a Corporate Unit into its components--the purchase contract and the Duke Capital senior note--and then combines the purchase contract with a zero-coupon Treasury security that matures concurrently with the maturity of the purchase contract.

   . The investor owns the Treasury security but will pledge it to us to secure its obligations under the purchase contract.

   . The Treasury security together with the purchase contract constitutes a Treasury Unit. The Duke Capital senior note, which is no longer a component of the Corporate Unit, is tradeable as a separate security.

                                  [FLOW CHART]

PURCHASE
CONTRACT                DUKE CAPITAL SENIOR NOTE

(OWED TO INVESTOR)      (OWED TO INVESTOR)
COMMON STOCK
       +             +  4.32% PER ANNUM
CONTRACT ADJUSTMENT     PAID QUARTERLY
    PAYMENT
                        (RESET in connection
3.68% PER ANNUM          with remarketing)
PAID QUARTERLY


(OWED TO DUKE           (OWED TO INVESTOR)
ENERGY)

$25 AT MATURITY         $25 AT MATURITY
(END OF YEAR 3)         (END OF YEAR 5)

                        CORPORATE UNIT



PURCHASE                ZERO-COUPON
CONTRACT                TREASURY SECURITY

(OWED TO INVESTOR)
COMMON STOCK

      +

CONTRACT ADJUSTMENT  +
PAYMENT

3.68% PER ANNUM
PAID QUARTERLY

(OWED TO DUKE           (OWED TO INVESTOR)
ENERGY)

$25 AT MATURITY         $25 AT MATURITY
(END OF YEAR 3)         (END OF YEAR 3)

                        TREASURY UNIT



   DUKE CAPITAL SENIOR NOTE

   (OWED TO INVESTOR)

   4.32% PER ANNUM
+  PAID QUARTERLY


   (OWED TO INVESTOR)

   $25 AT MATURITY
   (END OF YEAR 5)

                                 [STOCK CHART]

   . Following the remarketing of the Duke Capital senior notes or a tax event redemption, upon the transformation of a Corporate Unit into a Treasury Unit the applicable ownership percentage of the Treasury portfolio, rather than the Duke Capital senior note, will be released to the holder and will trade separately.

   . The investor can also transform Treasury Units and Duke Capital senior notes into Corporate Units. Following that transformation, the Treasury security, which is no longer a component of the Treasury Unit, is tradeable as a separate security.

   . The transformation of Corporate Units into Treasury Units and Duke Capital senior notes, and the transformation of Treasury Units and Duke Capital senior notes into Corporate Units, requires certain minimum amounts of securities, as more fully described in this prospectus supplement.

                  Summary Consolidated Financial Information

   The summary of consolidated financial information set forth below should be read in conjunction with our consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" incorporated by reference into this prospectus supplement and the accompanying prospectus.

                                                          Nine Months Ended
                                                            September 30,     Years Ended December 31,
                                                          ------------------ --------------------------
                                                           2001       2000   2000(1) 1999(2)     1998
                                                          -------    ------- ------- -------    -------
                                                              (in millions, except per share data)
Consolidated Statements of Income Data:
Operating revenues....................................... $48,789    $33,907 $49,318 $21,766    $17,662
Earnings before interest and taxes.......................   3,730      3,252   4,014   2,043      2,647
Earnings available for common stockholders...............   1,661(5)   1,478   1,757   1,487(3)   1,231
Weighted-average common shares outstanding(4)............     765        735     736     729        722
Earnings per common share (before extraordinary item and
  cumulative effect of change in accounting principle)(4)
   Basic................................................. $  2.30    $  2.01 $  2.39 $  1.13    $  1.72
   Diluted...............................................    2.28       2.00    2.38    1.13       1.71
Earnings per common share(4)
   Basic.................................................    2.17(5)    2.01    2.39    2.04(3)    1.70
   Diluted...............................................    2.16(5)    2.00    2.38    2.03(3)    1.70
Dividends per common share(4)............................    0.83       0.83    1.10    1.10       1.10

                                                                                 As of              As of
                                                                           September 30, 2001 December 31, 2000
                                                                           ------------------ -----------------
Consolidated Balance Sheet Data:
Total assets..............................................................      $50,463            $58,176
Short-term debt, including commercial paper...............................          951              1,826
Long-term debt, including current maturities..............................       12,377             11,456
Guaranteed preferred beneficial interests in subordinated notes of Duke
  Energy or subsidiaries..................................................        1,407              1,406
Minority interests........................................................        2,528              2,435
Preferred and preference stock, including current sinking fund obligations          260                280
Common stockholders' equity...............................................       12,501             10,056

--------
(1)Reflects a pre-tax $407 million gain on the sale of our investment in BellSouth PCS. The effect per basic share of common stock of this gain was $0.34.
(2)Reflects a pre-tax $800 million charge for estimated injury and damages claims. The effect per basic share of common stock of this charge was $0.67.
(3)Reflects a one-time after-tax extraordinary gain of approximately $660 million, or $0.91 per basic share of common stock, attributable to the sale of certain pipeline operations on March 29, 1999.
(4)Nine months ended September 30, 2000 and years ended December 31, 2000, 1999 and 1998 have been restated to reflect the two-for-one common stock split effective January 26, 2001.
(5)Reflects a net-of-tax cumulative effect adjustment of $96 million or $0.13 per basic share as a reduction in earnings in accordance with our adoption of Statement of Financial Accounting Standards No. 133.

                                 RISK FACTORS

   Before purchasing the Equity Units, you should carefully consider the following risk factors as well as the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in order to evaluate an investment in the Equity Units.

   You assume the risk that the market value of our common stock may decline.

   Although as a holder of Equity Units you will be the beneficial owner of the related Duke Capital senior notes, Treasury portfolio or Treasury securities, as the case may be, you do have an obligation pursuant to the purchase contract to buy our common stock. Prior to November 16, 2004, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, either the principal of the appropriate applicable ownership interest of the Treasury portfolio when paid at maturity or the proceeds derived from the remarketing of the Duke Capital senior notes, in the case of Corporate Units, or the principal of the related Treasury securities when paid at maturity, in the case of Treasury Units, will automatically be used to purchase a specified number of shares of our common stock on your behalf. The market value of the common stock received by you on November 16, 2004 may not be equal to or greater than the effective price per share of $40.125 paid by you for our common stock on the date of this prospectus supplement. If the applicable market value of the common stock is less than $40.125, the aggregate market value of the common stock issued to you pursuant to each purchase contract on November 16, 2004 will be less than the effective price per share paid by you for the common stock on the date of this prospectus supplement. Accordingly, you assume the risk that the market value of the common stock may decline, and that the decline could be substantial.

   The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

   Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on November 16, 2004 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the effective price per share of $40.125 paid by you for our common stock on the date of this prospectus supplement if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 18.5% over $40.125 ). This situation occurs because in this event, you would receive on November 16, 2004 only approximately 84.4% (the percentage equal to $40.125 divided by the threshold appreciation price) of the shares of common stock that you would have received if you had made a direct investment in the common stock on the date of this prospectus supplement.

   The trading prices for the Equity Units will be directly affected by the trading prices of our common stock.

   The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, Duke Capital senior notes and our common stock.

   If you hold Equity Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

   If you hold Equity Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Equity Units on November 16, 2004, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

   We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

   The number of shares of common stock that you are entitled to receive on November 16, 2004 or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on November 16, 2004, or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on November 16, 2004 to the price of the common stock, such other events may adversely affect the trading price of Corporate Units or Treasury Units.

   The secondary market for the Equity Units may be illiquid.

   It is not possible to predict how Corporate Units, Treasury Units or Duke Capital senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for either our Corporate Units or our Treasury Units. We have applied to list the Corporate Units on the NYSE. If the Treasury Units or the Duke Capital senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Duke Capital senior notes or the Treasury Units on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the Duke Capital senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for Duke Capital senior notes or Duke Capital senior notes for Treasury securities, thereby converting your Treasury Units to Corporate Units or your Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be delisted from the NYSE or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Corporate Units be outstanding at any time.

   Your rights to the pledged securities will be subject to our security interest.

   Although you will be the beneficial owner of the related Duke Capital senior notes, Treasury securities or Treasury portfolio, as applicable, those securities will be pledged to Bank One Trust Company, N.A., as the collateral agent, to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

   Duke Capital may redeem the Duke Capital senior notes upon the occurrence of a tax event.

   Duke Capital may redeem the Duke Capital senior notes, on not less than 30 days' nor more than 60 days' prior written notice, in whole but not in part, at any time before November 16, 2006 if a tax event occurs and continues under the circumstances described in this prospectus supplement. If Duke Capital exercises this option, it will redeem the Duke Capital senior notes at the redemption price plus accrued and unpaid interest, if any. If Duke Capital redeems the Duke Capital senior notes, it will pay the redemption price in cash to the holders of the Duke Capital senior notes. If the tax event redemption occurs before August 16, 2004, or before November 16, 2004 if the Duke Capital senior notes have not been successfully remarketed by such date, the redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price to the holder, and the Treasury portfolio will be substituted for the Duke Capital senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your Duke Capital senior notes are not components of Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any Duke Capital senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the Duke Capital senior notes.

   The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

   No statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. In addition, any gain on the disposition of a Duke Capital senior note prior to the purchase contract settlement date generally will be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. For additional tax related risks, see "Prospectus Supplement Summary--The Offering" and "United States Federal Income Tax Consequences."

   The purchase contract agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

   The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The Duke Capital senior notes constituting a part of the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Equity Units, you will not have the benefit of the protections of the Trust Indenture Act other than to the extent applicable to a Duke Capital senior note included in a Corporate Unit. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include

   . disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

   . provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

   . the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

   The senior notes will be classified as contingent payment debt instruments and you will be required to accrue original issue discount.

   For United States federal income tax purposes, the senior notes will be classified as contingent payment debt instruments. As a result, you will be required to include original issue discount in income during your ownership of the senior notes, subject to some adjustments. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or upon other disposition of the senior notes. See "United States Federal Income Tax Consequences" beginning on page S-41.

   The trading price of the Duke Capital senior notes may not fully reflect the value of their accrued but unpaid interest.

   The Duke Capital senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your Duke Capital senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the Duke Capital senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

   Our articles of incorporation and by-law provisions, and several other factors, could limit another party's ability to acquire us and could deprive you of the opportunity to obtain a takeover premium for your shares of common stock.

   A number of provisions that are in our articles of incorporation and by-laws will make it difficult for another company to acquire us and for you to receive any related takeover premium for the common stock underlying the Equity Units. See "Certain Anti-Takeover Matters" and "Preference Stock Purchase Rights" under "Description of the Common Stock" in the accompanying prospectus.

                                USE OF PROCEEDS

   The net proceeds to us from the sale of the Corporate Units in this offering are estimated to be approximately $730.7 million (approximately $840.3 million if the underwriter's over-allotment option is exercised in full) after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds from the offering of the Corporate Units to fund a portion of the cash consideration for our proposed acquisition of Westcoast Energy Inc. Pending the closing of the acquisition, we intend to use the proceeds of this offering to repay commercial paper.

                          PRICE RANGE OF COMMON STOCK

   Our common stock trades on the NYSE under the symbol "DUK." The following table sets forth on a per share basis the high and low sales prices for our common stock for the periods indicated as reported on the NYSE composite transactions reporting system. We effected a two-for-one common stock split on January 26, 2001 payable to holders of record on January 3, 2001. The prices set forth below reflect adjustment for that stock split.

                                                High   Low
                                               ------ ------
1999
   First Quarter.............................. $32.66 $27.06
   Second Quarter.............................  30.63  25.97
   Third Quarter..............................  29.34  26.13
   Fourth Quarter.............................  28.59  23.38


2000
   First Quarter..............................  28.97  22.88
   Second Quarter.............................  31.38  25.94
   Third Quarter..............................  43.69  28.22
   Fourth Quarter.............................  45.22  39.41


2001
   First Quarter..............................  43.50  32.41
   Second Quarter.............................  47.74  38.40
   Third Quarter..............................  42.85  34.39
   Fourth Quarter (through November 13, 2001).  41.35  36.95

   The last reported sale price of our common stock on November 13, 2001 on the NYSE is set forth on the cover page of this prospectus supplement. As of October 31, 2001, there were approximately 149,000 holders of record of our common stock.

                                   DIVIDENDS

   We have paid cash dividends on our common stock without interruption since 1926. We paid a quarterly dividend of $0.275 per share in each of 1999 and 2000 and for the first three quarters of 2001, and we expect to pay a quarterly dividend of $0.275 per share on December 17, 2001 to holders of record on November 16, 2001. Purchasers of the Equity Units offered hereby will not be entitled to receive that quarterly dividend or any other quarterly dividend with a record date prior to the contract settlement date. Future dividends will depend upon our future earnings, financial condition and other factors affecting dividend policy.

                                CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 2001:

   . on an actual basis; and

   . on an as adjusted basis to give effect to the sale of $750 million of the Corporate Units offered by this prospectus supplement and the application of the net proceeds therefrom, after deducting the underwriting discount and estimated offering expenses.

   You should read the information in this table together with our consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" incorporated by reference into this prospectus supplement and the accompanying prospectus.

                                                                               September 30, 2001
                                                                             --------------------
                                                                             Actual     As Adjusted
                                                                             -------    -----------
                                                                                  (in millions)
Short-term debt, including commercial paper................................. $   951      $   220

                                                                             -------      -------
Long-term debt, including current maturities:
   First and refunding mortgage bonds.......................................     915          915
   Other long-term debt.....................................................   2,456        2,456
   Long-term debt of subsidiaries...........................................   9,006(1)     9,006
   Senior notes of Duke Capital due 2006 (component of Equity Units offered
     hereby)................................................................      --          750

                                                                             -------      -------
       Total long-term debt.................................................  12,377       13,127

                                                                             -------      -------
Guaranteed preferred beneficial interests in subordinated notes
  of Duke Energy or subsidiaries............................................   1,407        1,407

                                                                             -------      -------
Minority interests..........................................................   2,528        2,528

                                                                             -------      -------
Preferred and preference stock, including current sinking fund obligations:
   With sinking fund requirements...........................................      51           51
   Without sinking fund requirements........................................     209          209

                                                                             -------      -------
                                                                                 260          260

                                                                             -------      -------
Common stockholders' equity:
   Common stock, no par; 2 billion shares authorized;
     776 million shares outstanding.........................................   6,173        6,173
   Retained earnings........................................................   6,354        6,282(2)
   Accumulated other comprehensive income...................................     (26)         (26)

                                                                             -------      -------
       Total common stockholders' equity--..................................  12,501       12,429

                                                                             -------      -------
          Total capitalization.............................................. $30,024      $29,971

                                                                             =======      =======

--------
(1)Includes $875 million of Equity Units issued in March 2001.
(2)Reflects an adjustment of approximately $72 million representing the present value of the contract adjustment payments payable in connection with the Equity Units offered hereby.

                        DESCRIPTION OF THE EQUITY UNITS

   We will issue the Equity Units under the purchase contract agreement between us and the purchase contract agent. The Equity Units initially will consist of 30,000,000 units referred to as Corporate Units with a stated amount per Corporate Unit equal to $25.

   Each Corporate Unit will consist of a unit comprising:

      (1) a purchase contract under which

         . the holder will purchase from us not later than November 16, 2004, for the stated amount, a number of newly issued shares of our common stock equal to the settlement rate described below under "Description of the Purchase Contracts--Purchase of Common Stock," and

         . we will pay the holder contract adjustment payments at the rate of 3.68% of the stated amount per year and

      (2) either

         . a Duke Capital senior note having a principal amount equal to the stated amount, or

         . following a successful remarketing of the Duke Capital senior notes on the third business day immediately preceding either August 16, 2004, September 16, 2004 or October 16, 2004 or the occurrence of a tax event redemption prior to November 16, 2004, the appropriate applicable ownership interest in a portfolio of zero-coupon U.S. Treasury securities, which we refer to as the Treasury portfolio.

   "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

      (1) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures on or prior to November 15, 2004, and

      (2) for the scheduled interest payment date on the Duke Capital senior notes that occurs on November 16, 2004, in the case of a successful remarketing of the Duke Capital senior notes, or for each scheduled interest payment date on the Duke Capital senior notes that occurs after the tax event redemption date and on or before November 16, 2004, in the case of a tax event redemption, a 0.0274% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures on or prior to that interest payment date.

   The purchase price of each Equity Unit will be allocated between the related purchase contract and the related Duke Capital senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each Duke Capital senior note will be $25.0 and the fair market value of each purchase contract will be $0.0. This position generally will be binding on each beneficial owner of each Corporate Unit but not on the IRS.

   As long as an Equity Unit is in the form of a Corporate Unit, the Duke Capital senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Corporate Unit will be pledged to the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contract.

Creating Treasury Units

   Unless the Treasury portfolio has replaced the Duke Capital senior notes as a component of the Corporate Units as the result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding November 16, 2004, to substitute for the related Duke Capital senior notes zero-coupon Treasury securities (CUSIP No. 912803AB9) maturing on November 15, 2004, which we refer to as Treasury securities, in a total principal amount at maturity equal to the aggregate principal amount of the Duke Capital senior notes for which substitution is being made. This substitution will create Treasury Units, and the applicable Duke Capital senior notes will be released to the holder.

   Each Treasury Unit will consist of a unit with a stated amount of $25 comprising:

      (1) a purchase contract under which

         . the holder will purchase from us not later than November 16, 2004, for the stated amount, a number of newly issued shares of our common stock equal to the settlement rate, and

         . we will pay the holder contract adjustment payments at the rate of 3.68% of the stated amount per year and

      (2) a 2.5% undivided beneficial ownership interest in a Treasury security with a principal amount of $1,000.

   Because Treasury securities are issued in multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. However, if the Treasury portfolio has replaced the Duke Capital senior notes as a component of the Corporate Units as the result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, holders of Corporate Units may make substitutions only in multiples of 100,000 Corporate Units, at any time on or prior to the second business day immediately preceding November 16, 2004. Holders would also obtain the release of the appropriate applicable ownership interest in the Treasury portfolio rather than a release of the applicable Duke Capital senior notes.

   To create 40 Treasury Units, the Corporate Unit holder will:

   . deposit with the collateral agent a Treasury security with the specified
     CUSIP number and maturing on November 15, 2004 that has a principal amount at maturity of $1,000, and

   . transfer 40 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the 40 Duke Capital senior notes relating to the 40 Corporate Units.

   Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related 40 Duke Capital senior notes from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will

   . cancel the 40 Corporate Units,

   . transfer the 40 related Duke Capital senior notes to the holder, and

   . deliver 40 Treasury Units to the holder.

   The Treasury security will be substituted for the Duke Capital senior notes and will be pledged to the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts. The related Duke Capital senior notes released to the holder thereafter will trade separately from the resulting Treasury Units.

Recreating Corporate Units

   Unless the Treasury portfolio has replaced the Duke Capital senior notes as a component of the Corporate Units as the result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding November 16, 2004, to substitute for the related Treasury securities held by the collateral agent Duke Capital senior notes in an aggregate principal amount equal to the aggregate amount payable at stated maturity of the Treasury securities. This substitution would create Corporate Units, and the applicable Treasury securities would be released to the holder.

   Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the Duke Capital senior notes as a component of the Corporate Units as the result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, holders of the Treasury Units may make this substitution at any time on or prior to the second business day immediately preceding November 16, 2004, but using the appropriate applicable ownership interest in the Treasury portfolio instead of Duke Capital senior notes and only in integral multiples of 100,000 Treasury Units.

   To create 40 Corporate Units, the Treasury Unit holder will:

   . deposit with the collateral agent 40 Duke Capital senior notes, which Duke
     Capital senior notes must be purchased in the open market at the holder's expense, and

   . transfer 40 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited 40 Duke Capital senior notes with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the Treasury security relating to the Treasury Units.

   Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then

   . cancel the 40 Treasury Units,

   . transfer the related Treasury security to the holder of Treasury Units, and

   . deliver 40 Corporate Units to the holder of Treasury Units.

   The substituted Duke Capital senior notes or the applicable ownership interest in the Treasury portfolio will be pledged with the collateral agent to secure the Corporate Unit holder's obligation to purchase common stock under the related purchase contracts.

   Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

   Holders of Corporate Units are entitled to receive cash distributions consisting of distributions on the related Duke Capital senior notes or the Treasury portfolio, as applicable, payable at the rate of 4.32% of the stated amount per year, and quarterly contract adjustment payments payable by us at the rate of 3.68% of the stated amount per year, subject to our right to defer the payment of such contract adjustment amounts. In addition, because the Duke Capital senior notes are subject to the contingent payment rules, OID will accrue on the related Duke Capital senior notes.

   Holders who create Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 3.68% of the stated amount per year, subject to our right to defer the payment of such contract adjustment amounts. In addition, OID will accrue on the related Treasury securities.

   The obligations of Duke Capital with respect to the Duke Capital senior notes will be senior and unsecured and will rank on an equal basis in right of payment with all of its other senior unsecured obligations. Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. "Senior indebtedness" with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

Voting and Certain Other Rights

   Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Listing of the Securities

   We have applied to list the Corporate Units on the NYSE under the symbol "DUR." Unless and until substitution has been made as described in "--Creating Treasury Units" or "--Recreating Corporate Units," neither the Duke Capital senior note or Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The Duke Capital senior note or Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. If Treasury Units or Duke Capital senior notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or Duke Capital senior notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the NYSE.

Miscellaneous

   We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

Purchase of Common Stock

   Each purchase contract underlying an Equity Unit will obligate the holder of the purchase contract to purchase, and us to sell, on November 16, 2004, for an amount in cash equal to the stated amount of the Equity Unit, a number of newly issued shares of common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "--Anti-Dilution Adjustments," as follows:

   . If the applicable market value is equal to or greater than the threshold appreciation price of $47.548, which is approximately 18.5% above the reference price of $40.125, the settlement rate will be 0.5258, which is equal to the stated amount divided by the threshold appreciation price. Accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for the common stock increases to an amount that is higher than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market value is the same as the applicable market value of the common stock. If the market price is the same as the threshold appreciation price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market value is the same as the applicable market value of the common stock;

   . If the applicable market value is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value. Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market value is the same as the applicable market value of the common stock; and

   . If the applicable market value is less than or equal to the reference price, the settlement rate will be 0.6231, which is equal to the stated amount divided by the reference price. Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market value is the same as the applicable market value of the common stock. If the market price stays the same, the aggregate market value of the shares will be equal to the stated amount, assuming that the market value is the same as the applicable market value of the common stock.

   "Applicable market value" means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding November 16, 2004.

   "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the NYSE on that date or, if the common stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

   A "trading day" means a day on which the common stock

   . is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

   . has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

   We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

   On the business day immediately preceding November 16, 2004, unless:

   . a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to November 16, 2004 through the early delivery of cash to the purchase contract agent in the manner described under "--Early Settlement,"

   . a holder of Corporate Units that include Duke Capital senior notes has settled the related purchase contracts with separate cash on or prior to the fourth business day immediately preceding November 16, 2004 pursuant to prior notice given in the manner described under "--Notice to Settle with Cash," or

   . an event described under "--Termination" has occurred,

   then

   . in the case of Corporate Units where, as a result of a successful remarketing of the Duke Capital senior notes or the occurrence of a tax event redemption, the Treasury portfolio has replaced the Duke Capital senior notes as a component of the Corporate Units, the proceeds, when paid at maturity, of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts,

   . in the case of Corporate Units where the Treasury portfolio has not replaced the Duke Capital senior notes as a component of the Corporate Units because there has not been a successful remarketing or the occurrence of a tax event redemption, we will exercise our rights as a secured party to dispose of the Duke Capital senior notes in accordance with applicable law, and

   . in the case of Treasury Units, the principal amount of the related
     Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts.

   The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Equity Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

   Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

   . irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Equity Units, and

   . duly appointed the purchase contract agent as the holder's attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

   In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the interest, will be deemed to have agreed to treat

   . itself as the owner of the related Duke Capital senior notes, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, and

   . the Duke Capital senior notes as indebtedness for all United States federal income tax purposes.

Remarketing

   Pursuant to the remarketing agreement and subject to the terms of the supplemental remarketing agreement among the remarketing agent, the purchase contract agent, Duke Capital and us, unless a tax event redemption has occurred, the Duke Capital senior notes of Corporate Unit holders first will be remarketed on the third business day immediately preceding August 16, 2004.

   The remarketing agent will use its reasonable efforts to remarket these Duke Capital senior notes at an aggregate price of approximately 100.5% of the Treasury portfolio price described below. The portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase a Treasury portfolio consisting of

   . zero-coupon interest or principal strips of U.S. Treasury securities that mature on or prior to November 15, 2004 in an aggregate amount equal to the principal amount of the Duke Capital senior notes included in Corporate Units, and

   . zero-coupon interest or principal strips of U.S. Treasury securities that mature on or prior to November 15, 2004 in an aggregate amount equal to the aggregate interest payment that would be due on that date on the principal amount of the Duke Capital senior notes included in Corporate Units if the interest rate on the Duke Capital senior notes were not reset as described in "Description of the 4.32% Senior Notes due 2006--Market Rate Reset" in the accompanying prospectus supplement of Duke Capital.

The Treasury portfolio will be substituted for the Duke Capital senior notes and will be pledged to the collateral agent to secure the Corporate Unit holders' obligation to purchase our common stock under the purchase contracts.

   As used in this context, "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding August 16, 2004 for the purchase of the Treasury portfolio described above for settlement on August 16, 2004.

   "Quotation agent" means Morgan Stanley & Co. Incorporated or its successor or any other primary U.S. government securities dealer in New York City selected by us.

   If (1) despite using its reasonable efforts, the remarketing agent cannot initially remarket the related Duke Capital senior notes, other than to us, at a price equal to or greater than 100% of the Treasury portfolio purchase price, or (2) the initial remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the Duke Capital senior notes will continue to be a component of Corporate Units, and a second remarketing will be attempted on the third business day immediately preceding September 16, 2004. If the second remarketing of the Duke Capital senior notes similarly fails, the Duke Capital senior notes will continue to be a component of Corporate Units, and a third remarketing will be attempted on the third business day immediately preceding October 16, 2004.

   If the third remarketing of the Duke Capital senior notes on the third business day preceding October 16, 2004 has resulted in a failed remarketing, unless a tax event redemption has occurred, the Duke Capital senior notes of Corporate Unit holders who either have failed to notify the purchase contract agent on or prior to the fifth business day immediately preceding November 16, 2004 of their intention to settle the related purchase contracts with separate cash or who have so notified the purchase contract agent but have not delivered separate cash on or prior to the fourth business day immediately preceding November 16, 2004, will be remarketed on the third business day immediately preceding November 16, 2004.

   The remarketing agent will then use its reasonable efforts to remarket these Duke Capital senior notes at a price of approximately 100.5% of their aggregate principal amount. The portion of the proceeds from this remarketing equal to the aggregate principal amount of the Duke Capital senior notes will be automatically applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock.

   In connection with a successful first, second or third remarketing of the Duke Capital senior notes, the remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. In connection with a successful final remarketing, the remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Duke Capital senior notes from any amount of the proceeds in excess of the aggregate principal amount of the remarketed Duke Capital senior notes. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders. Corporate Unit holders whose Duke Capital senior notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with the remarketing.

   If (1) despite using its reasonable efforts, the remarketing agent cannot remarket in the final remarketing the related Duke Capital senior notes, other than to Duke Energy, at a price equal to or greater than 100% of the aggregate principal amount of the Duke Capital senior notes, or (2) the final remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the Duke Capital senior notes in accordance with applicable law and such disposition will be deemed to satisfy in full each holder's obligation to purchase common stock under the related purchase contracts.

   We will cause a notice of any failed remarketing to be published on the second business day immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, as applicable, by publication in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal. If required, we will endeavor to ensure that a registration statement with regard to the full amount of the Duke Capital senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process. It is currently anticipated that Morgan Stanley & Co. Incorporated will be the remarketing agent.

Early Settlement

   A holder of Corporate Units may settle the related purchase contracts at any time on or prior to the fifth business day immediately preceding November 16, 2004 by presenting and surrendering the related Equity Unit certificate at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

    . the stated amount times the number of purchase contracts being settled, plus

    . if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract; provided that no payment is required if we have elected to defer the contract adjustment payments which would otherwise be payable on the payment date.

   If the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, holders of the Corporate Units may settle early only in integral multiples of 100,000 Corporate Units at any time on or prior to the second business day immediately preceding November 16, 2004.

   A holder of Treasury Units may settle the related purchase contracts at any time on or prior to the second business day immediately preceding November 16, 2004 by presenting and surrendering the related Equity Unit certificate at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to

   . the stated amount times the number of purchase contracts being settled, plus

   . if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract; provided that no payment is required if we have elected to defer the contract adjustment payments which would otherwise be payable on the payment date.

   Holders of Treasury Units may settle early only in integral multiples of 40 Treasury Units.

   So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

   Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

   . the holder will receive 0.5258 newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under "--Anti-Dilution Adjustments," accompanied by this prospectus supplement, as amended or stickered,

   . the Duke Capital senior notes, the appropriate applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

   . the holder's right to receive any deferred contract adjustment payments on the purchase contracts being settled will be forfeited,

   . the holder's right to receive future contract adjustment payments will terminate, and

   . no adjustment will be made to or for the holder on account of any deferred contract adjustment payments or any amounts accrued in respect of contract adjustment payments.

   If the purchase contract agent receives an Equity Unit certificate, accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Equity Units by 5:00 p.m., New York City time, on a business day, that day will be considered the settlement date. If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

   Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the Equity Unit certificate evidencing the related Corporate Units or Treasury Units and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related Duke Capital senior notes, the appropriate applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in "--Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

Notice to Settle with Cash

   Unless the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, a holder of

Corporate Units may settle the related purchase contract with separate cash on the fourth business day immediately preceding November 16, 2004. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding November 16, 2004. If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding November 16, 2004, such holder's Duke Capital senior notes will be included in the final remarketing of Duke Capital senior notes occurring on the third business day immediately preceding November 16, 2004. If such final remarketing is unsuccessful, we will exercise our rights as a secured party to dispose of the Duke Capital senior notes in accordance with applicable law and such disposition will be deemed to satisfy in full each holder's obligation to purchase common stock under the related purchase contracts.

Contract Adjustment Payments

   Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 3.68% of the stated amount per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from November 19, 2001 and will be payable
quarterly in arrears on February 16, May 16, August 16   and November 16 of
each year, commencing February 16, 2002.

   Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under "--Book-Entry System."

   If any date on which contract adjustment payments are to be made on the purchase contracts related to the Equity Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

   Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

Option to Defer Contract Adjustment Payments

   We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until no later than November 16, 2004. However, deferred contract adjustment payments will bear additional contract adjustment payments at the rate of 8.00% per year (compounding on each succeeding payment date) until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

   In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock other than

   . purchases, redemptions or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by us of our obligations pursuant to any contract or security outstanding on the date of such event,

   . as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of the capital stock,

   . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

   . dividends or distributions in our capital stock (or rights to acquire capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock),

   . redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or

   . mandatory sinking fund payments with respect to any series of our preferred stock or preferred stock A; provided that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed 5% of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by us and then outstanding and (2) our capital and surplus to be stated on our books of account after giving effect to such payment; provided, however, that any moneys deposited into any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such preferred stock or preferred stock A in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

Anti-Dilution Adjustments

   The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

      (a) the payment of dividends and distributions of common stock on common stock;

      (b) the issuance to all holders of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase common stock at less than the current market price thereof;

      (c) subdivisions, splits and combinations of common stock;

      (d) distributions to all holders of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

      (e) distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization (aggregate market capitalization being the product of the current market price of common stock multiplied by the number of shares of common stock then outstanding) on the date of the distribution; and

   (f) the successful completion of a tender or exchange offer made by us or any of our subsidiaries for common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of common stock within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of the tender or exchange offer.

   The "current market price" per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

   In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the stock purchase date the settlement rate then in effect will be applied to the value, on the stock purchase date, of the securities, cash or property a holder would have received had it held shares covered by the purchase contract when such transaction occurred.

   If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Equity Units.

   In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

   Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

   We will be required, within ten business days following the adjustment to the settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

   Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract.

Termination

   The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Equity Units under the purchase contracts, including the right and obligation to purchase common stock and the right to receive accrued contract adjustment payments or deferred contract adjustment payments, will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Duke Energy. Upon any termination, the collateral agent will release the related Duke Capital senior notes, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the Treasury portfolio or the Treasury securities, to the purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

Pledged Securities and Pledge Agreement

   Pledged securities will be pledged to the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Equity Units to purchase common stock under the related purchase contracts. The rights of holders of Equity Units to the related pledged securities will be subject to our security interest created by the pledge agreement.

   No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except

   . to substitute Treasury securities for the related Duke Capital senior notes or the appropriate applicable ownership interest of the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units--Creating Treasury Units,"

   . to substitute Duke Capital senior notes or the appropriate applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Equity Units--Recreating Corporate Units," or

   . upon the termination or early settlement of the related purchase contracts.

   Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related Duke Capital senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the Duke Capital senior notes as a component of Corporate Units as a result of a successful remarketing of the Duke Capital senior notes or a tax event redemption, will retain beneficial ownership of the related Treasury securities or the appropriate applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

   Except as described in "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement--General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

   The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Equity Units. The Equity Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Equity Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

   The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Equity Units so long as the Equity Units are represented by global security certificates.

   The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

   Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

   In the event that

   . the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

   . the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

   . we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Equity Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Equity Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Equity Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

   As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Equity Units represented by these certificates for all purposes under the Equity Units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

   . will not be entitled to have such global security certificates or the Equity Units represented by these certificates registered in their names,

   . will not receive or be entitled to receive physical delivery of Equity
     Unit certificates in exchange for beneficial interests in global security certificates, and

   . will not be considered to be owners or holders of the global security certificates or any Equity Units represented by these certificates for any purpose under the Equity Units or the purchase contract agreement.

   All payments on the Equity Units represented by the global security certificates and all transfers and deliveries of related Duke Capital senior notes, Treasury portfolio, Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

   Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on November 16, 2004 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of Duke Energy, Duke Capital, the purchase contract agent or any agent of Duke Energy, Duke Capital or the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

   The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy this information.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                      AGREEMENT AND THE PLEDGE AGREEMENT

General

   Distributions on the Equity Units will be payable, purchase contracts (and documents relating to the Equity Units and purchase contracts) will be settled, and transfers of the Equity Units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Equity Units do not remain in book-entry form, payment of distributions on the Equity Units may be made, at our option, by check mailed to the address of the person entitled to payment as shown on the security register or by a wire transfer to the account designated by such person by a prior written notice.

   Shares of common stock will be delivered on November 16, 2004 (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts--Termination"), in each case upon presentation and surrender of the Equity Unit certificate at the office of the purchase contract agent.

   If a holder of outstanding Corporate Units or Treasury Units fails to present and surrender the Equity Unit certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on November 16, 2004, the shares of common stock issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the Equity Unit certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

   If the purchase contracts have terminated prior to November 16, 2004, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the Equity Unit certificate evidencing the holder's Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the Equity Unit certificate is presented or the holder provides the evidence and indemnity described above.

   The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution, as described above.

   No service charge will be made for any registration of transfer or exchange of the Equity Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

   With certain exceptions contained in the purchase contract agreement and the pledge agreement for modifications that are not adverse to holders, the purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent, as the case may be, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

   . change any payment date,

   . change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

   . change the place or currency of payment or reduce any contract adjustment payments or deferred contract adjustment payments,

   . impair the right to institute suit for the enforcement of the purchase contract, any contract adjustment payments or any deferred contract adjustment payments,

   . reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract or

   . reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

   Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code.

Consolidation, Merger, Sale or Conveyance

   We will covenant in the purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

   We, the purchase contract agent and the collateral agent may treat the registered owner of any Equity Units as the absolute owner of the Equity Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

   In the event that physical certificates have been issued, any mutilated Equity Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Equity Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Equity Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Equity Units evidenced by the certificate before a replacement will be issued.

   Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding November 16, 2004 (or after early settlement) or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Equity Unit certificate following November 16, 2004, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to November 16, 2004, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

   The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

   JPMorgan Chase Bank will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract agreement.

   The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

   JPMorgan Chase Bank maintains commercial banking relationships with us.

Information Concerning the Collateral Agent

   Bank One Trust Company, N.A. will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

   The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

   Bank One Trust Company, N.A. maintains commercial banking relationships with us.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units, Duke Capital senior notes, and Duke Energy common stock acquired under the purchase contracts as of the date of this prospectus supplement.

   Except where otherwise stated, this summary deals only with Equity Units, Duke Capital senior notes, and Duke Energy common stock held as capital assets by a holder who:

  .  is a United States person (as defined below), and

  . purchases the Equity Units upon original issuance at their original issue price.

   A "United States person" is a holder who is one of the following:

  .  a citizen or resident of the United States;

  . a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

   The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

  .  dealers in securities or currencies;

  .  financial institutions;

  .  tax-exempt investors;

  . traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  .  insurance companies;

  .  real estate investment companies;

  .  regulated investment companies;

  . persons holding Corporate Units, Treasury Units, Duke Capital senior notes, or Duke Energy common stock as part of a hedging, conversion, integrated or constructive sale transaction;

  . persons holding Corporate Units, Treasury Units, Duke Capital senior notes or Duke Energy common stock as part of a straddle;

  .  persons whose functional currency is not the United States dollar; or

  .  persons liable for alternative minimum tax.


   In addition, if a partnership holds Corporate Units, Treasury Units, Duke Capital senior notes or Duke Energy common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding the above instruments, such investor should consult its tax advisors.

   This summary is based on the Internal Revenue Code of 1986, as amended (which is referred to as the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the Equity Units.

   No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for United States federal income tax purposes. As a result, no assurance can be given that the IRS or the courts will agree with the tax consequences described herein. Each investor should consult its own tax advisor regarding the tax consequences to such investor of the purchase, ownership and disposition of the Corporate Units, Treasury Units, Duke Capital senior notes and Duke Energy common stock, including the tax consequences under state, local, foreign and other tax laws.

Equity Units

  Allocation of Purchase Price

   A holder's acquisition will be treated as an acquisition of the Duke Capital senior note and the purchase contract constituting the Equity Unit and, by purchasing an Equity Unit, such holder will be deemed to have agreed to such treatment. The purchase price of each unit will be allocated between the Duke Capital senior note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a holder's initial tax basis in the Duke Capital senior note and the purchase contract. Duke Capital will report the fair market value of each Duke Capital senior note as $25.0 and the fair market value of each purchase contract as $0.0. This position will be binding on each holder (but not on the IRS) unless such holder explicitly discloses a contrary position on a statement attached to such holder's timely filed United States federal income tax return for the taxable year in which a unit is acquired. Thus, absent such disclosure, a holder should allocate the purchase price for a unit in accordance with the foregoing. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Duke Capital Senior Notes

  Accrual of Interest

   Because of the manner in which the interest rate on the Duke Capital senior notes is reset, the notes will be classified as contingent payment debt obligations under the Treasury regulations. All payments on the Duke Capital senior notes including stated interest will be taken into account under these Treasury regulations and actual cash payments of interest on the Duke Capital senior notes will not be reported separately as taxable income. As discussed more fully below, the effect of these Treasury regulations will be to:

  . require each holder, regardless of its usual method of tax accounting, to use the accrual method with respect to the Duke Capital senior notes;

  . possibly result in the accrual of original issue discount by each holder in excess of stated interest payments actually received by such holder; and

  . generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, or other disposition of the notes.

   Under the contingent payment debt rules, a holder will be required to include original issue discount in income each year, regardless of its usual method of tax accounting, based on the comparable yield of the Duke Capital senior notes. In order to determine a holder's income, these rules require Duke Capital to determine, as of the issue date, the comparable yield for the Duke Capital senior notes. The comparable yield of the Duke Capital senior notes will generally be the rate at which Duke Capital would issue a fixed rate debt instrument with terms and conditions similar to the Duke Capital senior notes.

   Duke Capital is required to provide the comparable yield to the holders and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the Duke Capital senior notes and estimates the amount and timing of contingent payments on the Duke Capital senior notes. Duke Capital has determined that the comparable yield is an annual rate of 5.04%, compounded quarterly. Based on the comparable yield, the projected payment schedule per Duke Capital senior note is $0.2610 for the period ending on February 16, 2002, $0.2700 for each subsequent quarter ending on or prior to the initial remarketing date, $0.3780 for each quarter ending after the initial remarketing date and $25.3780 at maturity. Under the fourth supplemental indenture governing the Duke Capital senior notes, Duke Capital will agree, and by acceptance of a beneficial interest in the Duke Capital senior notes each holder will be deemed to have agreed, for United States federal income tax purposes, to be bound by Duke Capital's determination of the comparable yield and projected payment schedule.

   The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of each holder's interest accruals and adjustments thereof in respect of the Duke Capital senior notes and do not constitute a representation regarding the actual amount of the payment on a Duke Capital senior note.

   The amount of original issue discount on a Duke Capital senior note for each accrual period is determined by multiplying the comparable yield of the Duke Capital senior note, adjusted for the length of the accrual period, by the Duke Capital senior note's adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt regulations. The adjusted issue price of each Duke Capital senior note at the beginning of each accrual period will equal $25.0, increased by any original issue discount previously accrued on the Duke Capital senior note and decreased by the fixed payments and by the contingent payments projected to be made on the Duke Capital senior note. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that a holder held the Duke Capital senior note. Duke Capital is required to provide information returns stating the amount of original issue discount accrued on Duke Capital senior notes held of record by persons other than corporations and other exempt owners.

   If after the remarketing date, the remaining amounts of principal and interest payable on the Duke Capital senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such differences should be taken into account by a holder as adjustments to interest income in a reasonable manner over the period to which they relate.

Treasury Units

  Substitution of Treasury Security to Create Treasury Units

   If a holder delivers a Treasury security to the collateral agent in substitution for the Duke Capital senior note, such holder generally will not recognize gain or loss upon the delivery of the Treasury security or the release of the Duke Capital senior note. Such holder will continue to include in income any original issue discount with respect to the Duke Capital senior notes and Treasury security, and such holder's tax basis in the Duke Capital senior notes, Treasury security and the purchase contract will not be affected by the delivery and release.

  Ownership of Treasury Securities

   Duke Capital and, by acquiring Treasury Units, each holder agrees to treat such holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury security that is a part of the Treasury Units beneficially owned by such holder. Such holder's initial tax basis in the Treasury security that is a part of the Treasury Units will be equal to the amount paid for the Treasury security. In general, a holder will be required to include in income each year that such holder holds a treasury security the portion of the original issue discount or acquisition discount that accrues on the Treasury security in such year.

  Substitution of Senior Notes to Recreate Corporate Units

   If a holder delivers Duke Capital senior notes to the collateral agent to recreate Corporate Units, such holder generally will not recognize gain or loss upon the delivery of the Duke Capital senior notes or the release of the

Treasury security. Such holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the Treasury security and the Duke Capital senior notes, and such holder's tax basis in the Duke Capital senior notes, the Treasury security and the purchase contract will not be affected by the delivery and release.

Purchase Contracts

  Purchase Contract Adjustment Payments

   There is no direct authority addressing the treatment of the purchase contract adjustment payments under current law, and such treatment is unclear. Purchase contract adjustment payments may constitute taxable income to a holder of Equity Units when received or accrued, in accordance with the holder's method of tax accounting. To the extent Duke Energy is required to file information returns with respect to purchase contract adjustment payments, it intends to report such payments as taxable income to each holder. Holders should consult their own tax advisor concerning the treatment of purchase contract adjustment payments, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The treatment of purchase contract adjustment payments could affect a holder's tax basis in a purchase contract or Duke Energy common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of Corporate Units or Treasury Units or the termination of a purchase contract. See "--Acquisition of Duke Energy Common Stock Under a Purchase Contract", "--Sale or Disposition of Corporate Units or Treasury Units" and "--Termination of Purchase Contract".

  Acquisition of Duke Energy Common Stock Under a Purchase Contract

   A holder of an Equity Unit generally will not recognize gain or loss on the purchase of Duke Energy common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of Duke Energy common stock. Subject to the following discussion, a holder's aggregate initial tax basis in the Duke Energy common stock received under a purchase contract generally should equal (a) the purchase price paid for such Duke Energy common stock, plus (b) such holder's tax basis in the purchase contract (if any), less
(c) the portion of such purchase price and tax basis allocable to the fractional share. Purchase contract adjustment payments that were paid to a holder in cash but were not includible in such holder's income should reduce such holder's tax basis in the purchase contract or the shares of Duke Energy common stock to be received thereunder. See "--Purchase Contract Adjustment Payments". The holding period for Duke Energy common stock received under a purchase contract will commence on the day acquired.

  Early Settlement of Purchase Contract

   A holder of Equity Units will not recognize gain or loss on the receipt of such holder's proportionate share of the Duke Capital senior notes or Treasury securities, upon early settlement of a purchase contract, and such holder will have the same tax basis in such senior notes or Treasury securities, as the case may be, as before such early settlement.

  Termination of Purchase Contract

   If a purchase contract terminates, a holder of an Equity Unit will recognize capital gain or loss equal to the difference between the amount realized (if any) upon such termination and such holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Purchase contract adjustment payments, if any, received by a holder but not includible in income by such holder should either reduce such holder's tax basis in the purchase contract or result in an amount realized on the termination of the purchase contract. See "--Purchase Contract Adjustment Payments". Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

   A holder will not recognize gain or loss on the receipt of such holder's proportionate share of the Duke Capital senior notes or Treasury securities upon termination of the purchase contract and will have the same tax basis in such senior notes or Treasury securities, as the case may be, as before such termination. If the termination of the purchase contract occurs when the purchase contract has a negative value, see "--Sale or Disposition of Corporate Units or Treasury Units". Each holder should consult its own tax advisor regarding the termination of the purchase contract when the purchase contract has a negative value.

  Adjustment to Settlement Rate

   Holders of Equity Units might be treated as receiving a constructive distribution from Duke Energy if (i) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of holders of Equity Units in the assets or earnings and profits of Duke Energy is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a holder for certain taxable distributions with respect to the Duke Energy common stock. Thus under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a holder even though such holder would not receive any cash related thereto.

Sale or Disposition of Corporate Units or Treasury Units

   Upon a disposition of Corporate Units or Treasury Units, a holder will be treated as having sold, exchanged or disposed of the purchase contract and the Duke Capital senior notes or Treasury securities, as the case may be, that constitute such Corporate Units or Treasury Units. A holder generally will have gain or loss equal to the difference between the portion of such holder's proceeds allocable to the purchase contract and the Duke Capital senior notes or Treasury securities, as the case may be, and such holder's respective adjusted tax bases in the purchase contract and the Duke Capital senior notes or Treasury securities. For purposes of determining gain or loss, a holder's proceeds will not include an amount equal to accrued and unpaid interest on the Treasury securities not previously included in income, which amount will be treated as ordinary interest income. Further, to the extent a holder is treated as having received an amount with respect to accrued or deferred purchase contract adjustment payments, such amounts may be treated as ordinary income to the extent not previously included in income. Alternatively, purchase contract adjustment payments that a holder did not previously include in income could either reduce such holder's tax basis in the purchase contract or result in an increase of the amount realized on the disposition of the purchase contract. See " --Purchase Contract Adjustment Payments".

   In the case of the purchase contracts and the Treasury securities, such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations. If the disposition of Corporate Units or Treasury Units occurs when the purchase contract has a negative value, a holder should be considered to have received additional consideration for the Duke Capital senior notes or Treasury securities in an amount equal to such negative value, and to have paid such amount to be released from such holder's obligation under the purchase contract. Each holder should consult its tax advisor regarding a disposition of Corporate Units or Treasury Units at a time when the purchase contract has a negative value.

   Gain on the sale, exchange or other disposition of a Duke Capital senior note prior to and including the remarketing date generally will be treated as ordinary income. Loss from the disposition of a Duke Capital senior note prior to and including the remarketing date will be treated as ordinary loss to the extent of a holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss. Gain recognized on the sale, exchange or other disposition of a Duke Capital senior note after the remarketing date will be ordinary income to the extent attributable to the excess, if any, of the present value of the total remaining principal and interest payments due on the Duke Capital senior note over the total remaining payments set forth on the projected payment schedule for such Duke Capital senior note. Any gain recognized in excess of such amount and any loss recognized on such sale, exchange or other disposition generally will be treated as capital gain or loss. Capital gain of individuals derived in respect of capital assets held for more than one year will be subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

   Special rules apply in determining the tax basis of a note. A holder's basis in a note is generally increased by original issue discount such holder previously accrued on the note, and reduced by the fixed payments and by the contingent payments projected to be made.

Remarketing or Tax Event Redemption of the Duke Capital Senior Notes

   A remarketing or tax event redemption of the Duke Capital senior notes will be a taxable event for holders of such senior notes which will be subject to tax in the manner described above under "--Sale or Disposition of Corporate Units or Treasury Units".

  Ownership of the Treasury Portfolio

   After the remarketing settlement date, a holder's Corporate Unit will include a Treasury portfolio instead of a Duke Capital senior note. Duke Energy and, by acquiring Corporate Units, each holder agree to treat such holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury portfolio that is a part of the Corporate Units beneficially owned by such holder. Each holder's initial tax basis in its applicable ownership interest of the Treasury portfolio will equal such holder's pro rata portion of the amount paid by the remarketing agent for the Treasury portfolio. Each holder's adjusted tax basis in the Treasury portfolio will be increased by the amount of original issue discount included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury portfolio.

  Interest Income and Original Issue Discount

   The Treasury portfolio will consist of stripped U.S. Treasury securities. Following a remarketing of the Duke Capital senior notes, a holder of Corporate Units will be required to treat its pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has original issue discount equal to the holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of holders of Corporate Units. A holder, whether on the cash or accrual method of tax accounting, will be required to include original issue discount (other than original issue discount on short-term U.S. Treasury securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury portfolio. Consequently, a portion of each scheduled payment to holders will be treated as a return of such holders' investment in the Treasury portfolio and will not be considered current income for United States federal income tax purposes.

   In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include original issue discount in income as it accrues. Unless such accrual basis holder elects to accrue the original issue discount on a short-term U.S. Treasury security on a constant yield to maturity basis, such original issue discount will be accrued on a straight-line basis.

Non-United States Holders

   The following discussion applies only to Non-United States Holders. A holder is a "Non-United States Holder" if such holder is not a United States person. Special rules may apply to a holder if such holder is a "controlled foreign corporation", "passive foreign investment company", "foreign personal holding company" or in certain circumstances a U.S. expatriate, and such Non-U.S. Holders should consult their own tax advisors.

  United States Federal Withholding Tax

   The 30% United States federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on the Duke Capital senior notes or Treasury securities provided that:

  . a holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of Duke Capital's voting stock within the meaning of the Code and the Treasury regulations;

  . a holder is not a controlled foreign corporation that is related to us through stock ownership;

  . a holder is not a bank whose receipt of interest on the Duke Capital senior notes or Treasury securities is described in section 881(c)(3)(A) of the Code; and

  . (a) a holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalty of perjury, that such holder is not a United States person, or (b) if a holder holds its Corporate Units, Treasury Units, Duke Capital senior notes or Treasury securities through certain foreign intermediaries, such holder satisfies the certification requirements of applicable United States Treasury regulations. Special certification requirements apply to certain Non-United States Holders that are pass-through entities rather than individuals.

   If a holder cannot satisfy the requirements described above, payments of premium, if any, and interest (including original issue discount) made to such holder will be subject to the 30% United States federal withholding tax, unless such holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Duke Capital senior notes or Treasury securities is not subject to withholding tax because it is effectively connected with a holder's conduct of a trade or business in the United States.

   The 30% United States federal withholding tax will not apply to any gain that a holder realizes on the sale, exchange, or other disposition of the Corporate Units, Treasury Units, Treasury securities, Duke Capital senior notes and Duke Energy common stock acquired under the purchase contract. However, interest income including original issue discount and any gain treated as ordinary income that a holder realizes on the sale, exchange or other disposition of a Duke Capital senior note will be subject to withholding in certain circumstances unless the conditions described in the four bullet points above are satisfied.

   Duke Energy will generally withhold tax at a 30% rate on purchase contract adjustment payments and dividends paid on the Duke Energy common stock acquired under a purchase contract or such lower rate as may be specified by an applicable income tax treaty. However, purchase contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by the Non-United States Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-United States Holder, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to United States federal income tax, as described below.

   A Non-United States Holder of Duke Energy common stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) for dividends or purchase contract adjustment payments, will be required to satisfy certain certification and disclosure requirements described in the fourth bullet point above.

   A Non-United States Holder eligible for a reduced rate of United States withholding tax on payments pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  United States Federal Income Tax

   If a holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Duke Capital senior notes or Treasury securities, dividends on the Duke Energy common stock, or to the extent they constitute taxable income, purchase contract adjustment payments from the purchase contracts are effectively connected with the conduct of that trade or business, such holder will be subject to United States federal income tax on that interest, dividends or purchase contract adjustment payments on a net income basis (although exempt from the 30% withholding tax), in the same manner as if such holder were a United States person as defined under the Code. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. In addition, if a holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of such holder's earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by such holder of a trade or business in the United States. For this purpose, interest on the Duke Capital senior notes or Treasury securities, dividends on the Duke Energy common stock and, to the extent they constitute taxable income, the purchase contract adjustment payments from the purchase contracts will be included in earnings and profits.

   Any gain realized on the disposition of a Treasury security, Duke Capital senior note, purchase contract or share of Duke Energy common stock generally will not be subject to United States federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business by a holder in the United States or (2) a holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met or (3) in the case of Corporate Units, Treasury Units or Duke Energy common stock, Duke Energy is or has been a "United States real property holding corporation" for United States federal income tax purposes.

   An individual Non-United States Holder described in clause (1) above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-United States Holder described in clause (2) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause
(1) above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

   Duke Energy has not determined whether it is a "United States real property holding corporation" for United States federal income tax purposes. If Duke Energy is or becomes a "United States real property holding corporation", so long as the Duke Energy common stock continues to be regularly traded on an established securities market, (1) a holder will not be subject to United States federal income tax on the disposition of the Duke Energy common stock if such holder holds or held (at any time during the shorter of the five year period preceding the date of disposition or such holder's holding period) less than or equal to five percent of the total outstanding shares of Duke Energy common stock and (2) a holder will not be subject to United States federal income tax on the disposition of the purchase contracts if on the day such holder acquired the purchase contracts, the purchase contracts had a fair market value less than five percent of the fair market value of all of the purchase contracts.

  United States Federal Estate Tax

   A holder's estate will not be subject to United States federal estate tax on the Duke Capital senior notes or Treasury securities beneficially owned by such holder at the time of such holder's death, provided that (1) such holder does not own 10% or more of the total combined voting power of all classes of Duke Capital voting stock, within the meaning of the Code and United States Treasury regulations, and (2) interest on those senior notes or Treasury securities would not have been, if received at the time of such holder's death, effectively connected with the conduct by such holder of a trade or business in the United States. Duke Energy common stock acquired under a purchase contract and owned by a holder at the time of such holder's death will be subject to United

States federal estate tax unless an applicable estate tax treaty provides otherwise. Purchase contracts owned by a holder at the time of such holder's death may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

  United States Holders

   In general, information reporting requirements will apply to payments on the Corporate Units, Treasury Units, Duke Capital senior notes, Treasury securities, and Duke Energy common stock made to a holder and to the proceeds of the sale or other disposition of such instruments, unless such holder is an exempt recipient such as a corporation. A backup withholding tax will apply to such payments if a holder fails to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

  Non-United States Holders

   In general, no information reporting or backup withholding will be required regarding payments on the Corporate Units, Treasury Units, Duke Capital senior notes, Treasury securities, and Duke Energy common stock (except possibly with respect to purchase contract adjustment payments) that Duke Energy and Duke Capital make to a holder provided that Duke Energy and Duke Capital do not have actual knowledge that such holder is a United States person and have received from such holder the statement described above under "--United States Federal Withholding Tax."

   In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of Corporate Units, Treasury Units, Duke Capital senior notes, Treasury securities, and Duke Energy common stock made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge that a holder is a United States person or such holder otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's United States federal income tax liability provided the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

   The following is a summary of certain considerations associated with the acquisition, holding and disposition of Equity Units (and the securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "plan").

General Fiduciary Matters

   ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan.

   In considering an investment of a portion of the assets of any plan in the Equity Units (and the securities underlying such units), a plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any of the applicable similar laws.

   Any insurance company proposing to invest assets of its general account in the securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

   Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

   The Equity Units (and the securities underlying such units) will be deemed to constitute "plan assets" and the acquisition, holding and disposition of the Equity Units (and the securities underlying such units) may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, if Duke Energy, the seller or the purchaser is a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to these transactions. These class exemptions include, without limitation, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company pooled separate accounts), PTCE 91-38 (respecting bank collective investment trust partnerships), PTCE 95-60 (respecting life insurance company general accounts), PTCE 96-23 (respecting transactions determined by in-house asset managers), and PTCE 75-1 (respecting principal transactions by a broker-dealer). However, there can be no assurance that all of the conditions of any such exemptions will be satisfied.

   Accordingly, due to the complexities of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, by its purchase of the Equity Units (and the securities underlying such units), each holder, and the fiduciary of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the Equity Units (and the securities underlying such units) through and including the date of disposition of the satisfaction of its obligation under the purchase contract and the disposition of any such Equity Unit (and any security underlying such unit) either (i) that it is not a plan or (ii) that the acquisition, holding and the disposition of any Equity Unit (and any security underlying such unit) by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws unless an exemption is available with respect to such transactions and the conditions of such exemption have been satisfied.

   In addition, no plan will be permitted to participate in the remarketing program unless and until such plan provides the remarketing agent with assurances, reasonable satisfactory to the remarketing agent, that such participation in the remarketing program will not constitute a prohibited transaction under ERISA or Section 4975 of the Code of other similar laws for which an exemption is not available.

   Any plan or other entity whose assets include plan assets subject to ERISA,
Section 4975 of the Code or substantially similar federal, state or local law should consult their advisors and/or counsel.

                                 UNDERWRITING

   Under the terms and subject to the conditions contained in an underwriting agreement dated November 13, 2001, Morgan Stanley & Co. Incorporated (the underwriter) has agreed to purchase, and we have agreed to sell to the underwriter, all of the Corporate Units.

   The underwriter has agreed to purchase all of the Corporate Units sold under the underwriting agreement if any of these Corporate Units are purchased.

   The underwriter is offering the Corporate Units, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of legal matters by their counsel, including the validity of the Corporate Units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers' certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

   We have granted an option to the underwriter to purchase up to an additional 4,500,000 Corporate Units at the public offering price less the underwriting discount. The underwriter may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriter's over-allotment option is exercised in full, the total price to the public would be approximately $862.5 million, the total underwriting discount would be approximately $21.6 million and the total proceeds, before offering expenses, to Duke Capital would be approximately $840.9 million. The expenses of the offering, not including the underwriting discount, are estimated at $600,000.

   The underwriter has advised us that the underwriter proposes initially to offer the Corporate Units to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.375 per Corporate Unit. After the public offering, the public offering price, concession and discount may be changed.

   We and our executive officers have each agreed that subject to certain exceptions, without the prior written consent of the underwriter, we and our executive officers will not, during the 60-day period after the date of this prospectus supplement:

   . offer, pledge, sell or contract to sell any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities,

   . sell any option or contract to purchase any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities,

   . purchase any option or contract to sell any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities,

   . grant any option, right or warrant for the sale of any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities,

   . lend or otherwise dispose of or transfer any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities, or

   . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities.

   This agreement does not apply to issuances under our employee or director compensation plans or our employee or other investment plans. The underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

   The Corporate Units are a new issue of securities with no established trading market. We have applied to have the Corporate Units listed on the NYSE. We have been advised by the underwriter that it intends to make a market in the securities, but they are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurance as to the liquidity of, or any trading market for, the securities.

   This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing or upon early settlement or cash settlement of the purchase contracts.

   Until the distribution of the Corporate Units offered hereby is completed, SEC rules may limit the underwriter and any selling group members from bidding for or purchasing the Corporate Units or shares of our common stock. However, the underwriter may engage in transactions that stabilize the price of the Corporate Units or our common stock, such as bids or purchases that peg, fix or maintain the price of the Corporate Units or our common stock.

   In connection with the offering, the underwriter may make short sales of our Corporate Units. Short sales involve the sale by the underwriter, at the time of the offering, of a greater number of Corporate Units than the underwriter is required to purchase in the offering. Covered short sales are sales made in an amount not greater than the over-allotment option. The underwriter may close out any covered short position by either exercising the over-allotment option or purchasing Corporate Units in the open market. In determining the source of Corporate Units to close out the covered short position, the underwriter will consider, among other things, the price of Corporate Units available for purchase in the open market as compared to the price at which they may purchase the Corporate Units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing Corporate Units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Corporate Units or our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the purchases by the underwriter to cover syndicate short positions may have the effect of raising or maintaining the market price of the Corporate Units and our common stock or preventing or retarding a decline in the market price of the Corporate Units and our common stock. As a result, the prices of the Corporate Units and our common stock may be higher than they would otherwise be in the absence of these transactions.

   Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Corporate Units or our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

   We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or if indemnification is not allowed, to contribute to payments the underwriter may be required to make because of those liabilities.

   In the ordinary course of business, the underwriter and its affiliates have provided financial advisory, investment banking and general financing and banking services to us and certain of our affiliates for customary fees.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedules incorporated in this prospectus supplement by reference from our annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

   Certain legal matters with respect to the offering of the securities will be passed on for us by Edward M. Marsh, Jr., Esq., who is our Deputy General Counsel and Assistant Secretary, and Simpson Thacher & Bartlett, New York, New York and for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. In rendering their opinions, Simpson Thacher & Bartlett and Sidley Austin Brown & Wood LLP will rely upon Mr. Marsh as to all matters of North Carolina law. As of November 1, 2001, Mr. Marsh owned 8,764 shares of our common stock or common stock units and options to purchase 27,450 shares, none of which were exercisable.

PROSPECTUS

                                $2,000,000,000

                            Duke Energy Corporation

                                 Senior Notes
                           Junior Subordinated Notes
                      First and Refunding Mortgage Bonds
                                 Common Stock
                           Stock Purchase Contracts
                             Stock Purchase Units

                               -----------------

                         Duke Energy Capital Trust III

                         Duke Energy Capital Trust IV

                          Duke Energy Capital Trust V

                          Trust Preferred Securities
                Guaranteed, to the extent described herein, by

                            Duke Energy Corporation

                               -----------------

   This prospectus contains summaries of the general terms of these securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

   The Common Stock of Duke Energy is listed on the New York Stock Exchange under the symbol "DUK."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   This prospectus is dated April 24, 2001.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that Duke Energy, Duke Energy Capital Trust III, Duke Energy Capital Trust IV and Duke Energy Capital Trust V filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, Duke Energy may issue Senior Notes, Junior Subordinated Notes, First and Refunding Mortgage Bonds, Common Stock, Stock Purchase Contracts and Stock Purchase Units and the Trusts may issue Preferred Securities in one or more offerings up to a total dollar amount of $2,000,000,000.

   This prospectus provides general descriptions of the securities Duke Energy and the Trusts may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

                            DUKE ENERGY CORPORATION

   Duke Energy, together with its subsidiaries, is an integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy, directly or through its subsidiaries, provides these and other services through seven business segments:

   . Franchised Electric
   . Natural Gas Transmission
   . Field Services
   . North American Wholesale Energy
   . International Energy
   . Other Energy Services
   . Duke Ventures

   Franchised Electric generates, transmits, distributes and sells electric energy in central and western North Carolina and the western portion of South Carolina. Its operations are conducted primarily through Duke Power and Nantahala Power and Light.

   Natural Gas Transmission provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic, New England and southeastern states. Its operations are conducted primarily through Duke Energy Gas Transmission Corporation.

   Field Services gathers, processes, transports, markets and stores natural gas and produces, transports, markets and stores natural gas liquids. Its operations are conducted primarily through Duke Energy Field Services, LLC, a limited liability company that is approximately 30% owned by Phillips Petroleum Company. Field Services operates gathering systems in western Canada and eleven contiguous states that serve major natural gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent, East Texas-Austin Chalk-North Louisiana areas and onshore and offshore Gulf Coast areas.

   North American Wholesale Energy's activities include asset development, operation and management of electric power generation facilities, primarily through Duke Energy North America, LLC, and commodity sales and services related to natural gas and electricity, primarily through Duke Energy Trading and Marketing, LLC, a limited liability company that is approximately 40% owned by Exxon Mobil Corporation. This segment also includes Duke Energy Merchants, which develops new business lines in the evolving energy commodity markets. North American Wholesale Energy conducts its business throughout the United States and Canada.

   International Energy conducts its operations through Duke Energy International, LLC. International Energy's activities include asset development, operation and management of natural gas and electric power generation facilities and energy trading and marketing of natural gas and electricity. These activities are focused on the Latin American, Asia Pacific and European regions.

   Other Energy Services is a combination of businesses that provide engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc. Duke/Fluor Daniel is a 50/50 partnership between Duke Energy and Fluor Enterprises, Inc.

   Duke Ventures is comprised of other diverse businesses, primarily operating through Crescent Resources, Inc., DukeNet Communications, LLC and Duke Capital Partners. Crescent Resources develops high-quality commercial, residential and multi-family real estate projects and manages land holdings primarily in the southeastern United States. DukeNet Communications provides fiber optic networks for industrial, commercial and residential customers. Duke Capital Partners, a wholly owned merchant finance company, provides financing, investment banking and asset management services to wholesale and commercial energy markets.

   The foregoing information about Duke Energy and its business segments is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy and its business segments, you should refer to the information described under the caption "Where You Can Find More Information."

   Duke Energy's principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                      Ratio of Earnings to Fixed Charges
                                  (unaudited)

                                      Year Ended December 31,
                                   ------------------------------
                                   2000 1999 1998 1997(1) 1996(1)
                                   ---- ---- ---- ------- -------
Ratio of Earnings to Fixed Charges 3.8  2.9  4.7    4.1     4.3

   For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1)Data reflects accounting for the stock-for-stock merger of Duke Energy and PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the merger as if it had occurred as of January 1, 1996.

                                USE OF PROCEEDS

   Unless Duke Energy states otherwise in the accompanying prospectus supplement, Duke Energy intends to use the net proceeds from the sale of any offered securities:

   . to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

   . to repay maturing securities;

   . to finance its ongoing construction program; or

   . for general corporate purposes.

   The proceeds from the sale of Preferred Securities by a Trust will be invested in Junior Subordinated Notes issued by Duke Energy. Except as Duke Energy may otherwise describe in the related prospectus supplement, Duke Energy expects to use the net proceeds from the sale of such Junior Subordinated Notes to the applicable Trust for the above purposes.

                                  THE TRUSTS

   Duke Energy formed each Trust as a statutory business trust under Delaware law. Each Trust's business is defined in a trust agreement executed by Duke Energy, as depositor, and Chase Manhattan Bank USA, National Association. Each trust agreement will be amended when Preferred Securities are issued under it and will be in substantially the form filed as an exhibit to the registration statement, of which this prospectus is a part. An amended trust agreement is called a "Trust Agreement" in this prospectus.

   The Preferred Securities and the Common Securities of each Trust represent undivided beneficial interests in the assets of that Trust. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this prospectus.

   The trustees of each Trust will conduct that Trust's business and affairs. Duke Energy, as the holder of the Common Securities of each Trust, will appoint the trustees of that Trust. The trustees of each Trust will consist of:

   . two officers of Duke Energy as Administrative Trustees;

   . The Chase Manhattan Bank as Property Trustee; and

   . Chase Manhattan Bank USA, National Association as Delaware Trustee.

   The prospectus supplement relating to the Preferred Securities of a Trust will provide further information concerning that Trust.

   No separate financial statements of any Trust are included in this prospectus. Duke Energy considers that such statements would not be material to holders of the Preferred Securities because no Trust has any independent operations and the sole purpose of each Trust is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. Duke Energy does not expect that any of the Trusts will be filing annual, quarterly or special reports with the SEC.

   The principal place of business of each Trust will be c/o Duke Energy Corporation, 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                             ACCOUNTING TREATMENT

   Each Trust will be treated as a subsidiary of Duke Energy for financial reporting purposes. Accordingly, Duke Energy's consolidated financial statements will include the accounts of each Trust. The Preferred Securities, along with other trust preferred securities that Duke Energy guarantees on an equivalent basis, will be presented as a separate line item in Duke Energy's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Energy Corporation or Subsidiaries." Duke Energy will record distributions that each Trust pays on the Preferred Securities as an expense in its consolidated statement of income.

                        DESCRIPTION OF THE SENIOR NOTES

   Duke Energy will issue the Senior Notes in one or more series under its Senior Indenture dated as of September 1, 1998 between Duke Energy and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

   The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Duke Energy's other unsecured and unsubordinated indebtedness. The First and Refunding Mortgage Bonds are effectively senior to the Senior Notes to the extent of the value of the properties securing them. As of March 31, 2001, there were approximately $1,568,000,000 of First and Refunding Mortgage Bonds outstanding.

   Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, its ability to meet its obligations under the Senior Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

   The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

   The Senior Indenture does not limit the amount of Senior Notes that Duke Energy may issue under it. Duke Energy may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

   The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The Senior Indenture does not protect the holders of Senior Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

   The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

   . the title of the series;

   . the total principal amount of the Senior Notes of the series;

   . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

   . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

   . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

   . whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

   . the place or places where payments will be made;

   . whether Duke Energy has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

   . any obligation that Duke Energy has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

   . whether the provisions described under "Defeasance and Covenant
     Defeasance" will not apply to the Senior Notes;

   . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

   . if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

   . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

   . whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

   . any changes in the events of default or covenants with respect to the Senior Notes;

   . any index or formula used for determining principal, premium or interest;

   . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

   . any other terms.

   Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office or agency maintained by Duke Energy for such purpose.

   The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

   Duke Energy may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Global Securities

   Duke Energy may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Duke Energy will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

   As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

   . may not have the global security or any Senior Notes it represents registered in their names;

   . may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

   . will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

   Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

   Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

   . the securities depositary, with respect to participants' interests; and

   . any participant, with respect to interests the participant holds on behalf of other persons.

   Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

   . Duke Energy;

   . the Senior Indenture Trustee; or

   . an agent of either of them.

Redemption

   Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those Senior Notes.

   Duke Energy will not be required to:

   . issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

   . register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

   The Senior Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Energy must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Senior Indenture, and Duke Energy will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

   Duke Energy may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

   . change the maturity date of the principal or any installment of principal or interest on that Senior Note;

   . reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

   . reduce the amount of principal due and payable upon acceleration of maturity;

   . change the currency of payment of principal, premium or interest on that Senior Note;

   . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

   . reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

   . with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

   The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under "Negative Pledge." The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

   The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Energy states otherwise in the applicable prospectus supplement:

   . failure to pay principal of or any premium on any Senior Note of that series when due;

   . failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

   . failure to make any sinking fund payment when required for any Senior Note of that series that continues for 60 days;

   . failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Energy written notice of the default; and

   . certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

   Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

   If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

   . Duke Energy has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

   . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

   The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The

Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

   The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

   Duke Energy is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

   The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Duke Energy's option:

   . by wire transfer to an account at a banking institution in the United
     States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

   . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

   Unless Duke Energy states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

   Any money that Duke Energy has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Negative Pledge

   While any of the Senior Notes remain outstanding, Duke Energy will not create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of its property, whether owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Energy, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

   The foregoing restriction does not apply with respect to, among other things:

   . purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Energy acquired after the date of the Senior Indenture;

   . mortgages, liens, pledges, security interests or other encumbrances existing on any property at the time Duke Energy acquired it, including those which exist on any property of an entity with which Duke Energy is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Energy;

   . mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Energy that existed on the date of the initial issuance of the Senior Notes;

   . pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Energy is a party;

   . liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

   . liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

   . liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

   . liens securing industrial revenue or pollution control bonds;

   . liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Energy;

   . liens created in connection with, and created to secure, a non-recourse obligation;

   . Bonds issued or to be issued from time to time under Duke Energy's First and Refunding Mortgage, and the "permitted liens" specified in Duke Energy's First and Refunding Mortgage;

   . indebtedness which Duke Energy may issue in connection with its consolidation or merger with or into any other entity, which may be its affiliate, in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity,
     (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

   . indebtedness of any entity which Duke Energy is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Energy is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

   . mortgages, liens, pledges, security interests or other encumbrances upon any property that Duke Energy acquired, constructed, developed or improved after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition--or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later--to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Energy owns other than real property that is unimproved up to that time; and

   . the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Duke Energy may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Duke Energy equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Energy that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Energy's common stockholders' equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

Defeasance and Covenant Defeasance

   The Senior Indenture provides that Duke Energy may be:

   . discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a "defeasance" in this prospectus; and

   . released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under "Negative Pledge," as described in the Senior Indenture, such a release being called a "covenant defeasance" in this prospectus.

Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

   Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

   Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

   The Chase Manhattan Bank is the Senior Indenture Trustee and is also the trustee under Duke Energy's Subordinated Indenture and the trustee under Duke Energy's First and Refunding Mortgage. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

   The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

   Duke Energy will issue the Junior Subordinated Notes in one or more series under its Subordinated Indenture dated as of December 1, 1997 between Duke Energy and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

   The Junior Subordinated Notes are unsecured obligations of Duke Energy and are junior in right of payment to "Senior Indebtedness" of Duke Energy. You may find a description of the subordination provisions of the Junior Subordinated Notes, including a description of Senior Indebtedness of Duke Energy, under "Subordination."

   Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, its ability to meet its obligations under the Junior Subordinated Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

   The following description of the Junior Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

   The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that Duke Energy may issue under it. Duke Energy may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. Two forms of supplemental indenture to the Subordinated Indenture (one with respect to Junior Subordinated Notes initially issued to a Trust and the other with respect to Junior Subordinated Notes initially issued to the public) are exhibits to the registration statement, of which this prospectus is a part.

   The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

   The prospectus supplement for a particular series of Junior Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Junior Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

   . the title of the series;

   . the total principal amount of the Junior Subordinated Notes of the series;

   . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

   . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

   . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

   . whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

   . the place or places where payments will be made;

   . whether Duke Energy has the option to redeem the Junior Subordinated Notes and, if so, the terms of its redemption option;

   . any obligation that Duke Energy has to redeem the Junior Subordinated
     Notes through a sinking fund or to purchase the Junior Subordinated Notes through a purchase fund or at the option of the holder;

   . whether the provisions described under "Defeasance and Covenant
     Defeasance" will not apply to the Junior Subordinated Notes;

   . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

   . if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Junior Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

   . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

   . whether the Junior Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

   . any changes in the events of default or covenants with respect to the Junior Subordinated Notes;

   . any index or formula used for determining principal, premium or interest;

   . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

   . the subordination of the Junior Subordinated Notes to any other of Duke
     Energy's indebtedness, including other series of Subordinated Notes; and

   . any other terms.

   The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Preferred Securities of that Trust.

   Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Junior Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Junior Subordinated Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office maintained by Duke Energy for such purpose.

   The Junior Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

   Duke Energy may offer and sell the Junior Subordinated Notes, including original issue discount Junior Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Junior Subordinated Notes that are denominated in a currency other than U.S. dollars.

Global Securities

   Duke Energy may issue some or all of the Junior Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Energy will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

   As long as the securities depositary or its nominee is the registered holder of a global security representing Junior Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Junior Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

   . may not have the global security or any Junior Subordinated Notes it represents registered in their names;

   . may not receive or be entitled to receive physical delivery of certificated Junior Subordinated Notes in exchange for the global security; and

   . will not be considered the owners or holders of the global security or any Junior Subordinated Notes it represents for any purposes under the Junior Subordinated Notes or the Subordinated Indenture.

   Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

   Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Junior Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Junior Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

   . the securities depositary, with respect to participants' interests; and

   . any participant, with respect to interests the participant holds on behalf of other persons.

   Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Junior Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

   . Duke Energy;

   . the Subordinated Indenture Trustee;

   . the Trust (if the Junior Subordinated Notes are issued to a Trust); or

   . any agent of any of them.

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

Redemption

   Provisions relating to the redemption of Junior Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem Junior Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.

   Duke Energy will not be required to:

   . issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

   . register the transfer of or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

   The Subordinated Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Subordinated Indenture and the Subordinated Notes, including the Junior Subordinated Notes, and Duke Energy must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Subordinated Indenture, and Duke Energy will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes, including the Junior Subordinated Notes.

Modification; Waiver

   Duke Energy may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

   . change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

   . reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

   . reduce the amount of principal due and payable upon acceleration of maturity;

   . change the currency of payment of principal, premium or interest on that Subordinated Note;

   . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

   . reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

   . with certain exceptions, modify the provisions of the Subordinated
     Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes, including Junior Subordinated Notes.

   The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Subordinated

Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

   Duke Energy may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

   The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Notes, unless Duke Energy states otherwise in the applicable prospectus supplement:

   . failure to pay principal of or any premium on any Junior Subordinated Note of that series when due;

   . failure to pay when due any interest on any Junior Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

   . failure to make any sinking fund payment when required for any Junior
     Subordinated Note of that series that continues for 60 days;

   . failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series give Duke Energy written notice of the default; and

   . certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

   Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

   If an event of default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Junior Subordinated Notes of that series may declare the principal amount of all Junior Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

   . Duke Energy has paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

   . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

   In the case of Junior Subordinated Notes issued to a Trust, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy, without first instituting a legal proceeding against the Property

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Trustee of the Trust by which those Preferred Securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

   The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Junior Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Junior Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

   The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments.

   Duke Energy is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

   The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. The paying agent will pay interest on Junior Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Junior Subordinated Notes that are not in global form at its office or, at Duke Energy's option:

   . by wire transfer to an account at a banking institution in the United
     States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

   . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes.

   Unless Duke Energy states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

   Any money that Duke Energy has paid to a paying agent for principal or interest on any Junior Subordinated Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Defeasance and Covenant Defeasance

   The Subordinated Indenture provides that Duke Energy may be:

   . discharged from its obligations, with certain limited exceptions, with respect to any series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a "defeasance" in this prospectus; and

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   . released from its obligations under certain restrictive covenants especially established with respect to a series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a release being called a "covenant defeasance" in this prospectus.

   Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Junior Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Junior Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

   Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Junior Subordinated Notes in which holders of those Junior Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Junior Subordinated Notes issued to a Trust will not be subject to covenant defeasance.

Subordination

   Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

   . Duke Energy makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

   . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

   . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or Duke Energy will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes.

   "Senior Indebtedness" means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

   . all of Duke Energy's indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Energy sells for money or other obligations for money borrowed;

   . all indebtedness of others of the kinds described in the preceding category which Duke Energy has assumed or guaranteed or which Duke Energy has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

   . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

   Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of

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

payment to or is equal in right of payment with those Junior Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

   Future series of Subordinated Notes which are not Junior Subordinated Notes may rank senior to outstanding series of Junior Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

   The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Energy may issue. As of March 31, 2001, Duke Energy's Senior Indebtedness totaled approximately $4,000,000,000.

Concerning the Subordinated Indenture Trustee

   The Chase Manhattan Bank is the Subordinated Indenture Trustee and is also the Senior Indenture Trustee and the trustee under Duke Energy's First and Refunding Mortgage. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

   The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

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

             DESCRIPTION OF THE FIRST AND REFUNDING MORTGAGE BONDS

   Duke Energy will issue the First and Refunding Mortgage Bonds in one or more series under its First and Refunding Mortgage, dated as of December 1, 1927, to The Chase Manhattan Bank, as Trustee, as supplemented and amended. The First and Refunding Mortgage is sometimes called the "Mortgage" and the First and Refunding Mortgage Bonds are sometimes called the "Bonds" in this prospectus. The trustee under the Mortgage is sometimes called the "Bond Trustee" in this prospectus. The Mortgage is an exhibit to the registration statement, of which this prospectus is a part.

   The following description of the Bonds is only a summary and is not intended to be comprehensive. For additional information you should refer to the Mortgage.

General

   The amount of Bonds which Duke Energy may issue under the Mortgage is unlimited. Duke Energy's Board of Directors will determine the terms of each series of Bonds, including denominations, maturity, interest rate and payment terms and whether the series will have redemption or sinking fund provisions.

   Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Bonds only in fully registered form without coupons and there will be no service charge for any transfers and exchanges of the Bonds. Duke Energy may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Bonds may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office maintained by Duke Energy for such purpose.

   The Bonds will be issuable in denominations of $1,000 and multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. The Bonds will be exchangeable for an equivalent principal amount of Bonds of other authorized denominations of the same series.

   The prospectus supplement for a particular series of Bonds will describe the maturity, interest rate and payment terms of those Bonds and any relevant redemption or sinking fund provisions.

Security

   The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. The lien of the Mortgage covers substantially all of Duke Energy's properties, real, personal and mixed, and Duke Energy's franchises, including properties acquired after the date of the Mortgage, with certain exceptions. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that Duke Energy holds, certain after-acquired property not useful in Duke Energy's electric business, certain after-acquired franchises and certain after-acquired non-electric properties.

   The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that Duke Energy acquired after it entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. "Prior lien bonds" are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that Duke Energy acquires after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Issuance of Additional Bonds

   If Duke Energy satisfies the conditions in the Mortgage, the Bond Trustee may authenticate and deliver additional Bonds in an aggregate principal amount not exceeding:

   . the amount of cash that Duke Energy has deposited with the Bond Trustee for that purpose;

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

   . the amount of previously authenticated and delivered Bonds or refundable prior lien bonds that have been or are to be retired which, with certain exceptions, Duke Energy has deposited with the Bond Trustee for that purpose; or

   . 66 2/3% of the aggregate of the net amounts of additional property
     (electric) certified to the Bond Trustee after February 18, 1949.

   The Bond Trustee may not authenticate and deliver any additional Bonds under the Mortgage, other than certain types of refunding Bonds, unless Duke Energy's available net earnings for twelve consecutive calendar months within the immediately preceding fifteen calendar months have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds proposed to be issued, and on all outstanding prior lien bonds that the Bond Trustee does not hold under the Mortgage.

   Duke Energy may not apply to the Bond Trustee to authenticate and deliver any Bonds (1) in an aggregate principal amount exceeding $26,000,000 on the basis of additional property (electric) that Duke Energy acquired or constructed prior to January 1, 1949 or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949. Duke Energy may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing those prior lien bonds as refundable if the aggregate principal amount of those prior lien bonds exceeds 66 2/3% of the net amount of the additional property that is subject to the lien of such prior lien bonds.

Release Provisions

   The Mortgage permits Duke Energy to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if Duke Energy deposits cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond Trustee receives--other than for the Replacement Fund or as the basis for issuing Bonds--upon Duke Energy's application.

   Duke Energy may withdraw cash that it deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that it is entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Replacement Fund

   The Mortgage requires Duke Energy to deposit with the Bond Trustee annually, for the Replacement Fund established under the Mortgage, the sum of the "replacement requirements" for all years beginning with 1949 and ending with the last calendar year preceding the deposit date, less certain deductions. Those deductions are (1) the aggregate original cost of all fixed property (electric) retired during that time period, not exceeding the aggregate of the gross amounts of additional property (electric) that Duke Energy acquired or constructed during the same period, and (2) the aggregate amount of cash that Duke Energy deposited with the Bond Trustee up to that time, or that Duke Energy would have been required to deposit except for permitted reductions, under the Replacement Fund.

   The "replacement requirement" for any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) owned by Duke Energy at the beginning and end of that year, not exceeding, however, the amount Duke Energy is permitted to charge as an operating expense for depreciation or retirement by any governmental authority, or the amount deductible as depreciation or similar expense for federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385 plus the aggregate gross amount of all depreciable additional property (electric) that Duke Energy acquired or constructed from January 1, 1949 to the date as of which such amount is determined exceeds the original cost of all of Duke

Energy's depreciable fixed property (electric) retired during that period or released from the lien of the Mortgage.

   Duke Energy may reduce the amount of cash at any time required to be deposited in the Replacement Fund and may withdraw any cash that it previously deposited that is held in the Replacement Fund:

   . in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, deposited with the Bond Trustee and on the basis of which Duke Energy would otherwise have been entitled to have additional Bonds authenticated and delivered; and

   . in an amount equal to 150% of the principal amount of Bonds which Duke
     Energy would otherwise be entitled to have authenticated and delivered on the basis of additional property (electric).

   Upon Duke Energy's application, the Bond Trustee will apply cash that Duke Energy deposited in the Replacement Fund and has not previously withdrawn to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

   Duke Energy has never deposited any cash with the Bond Trustee for the Replacement Fund. If Duke Energy deposits any cash in the future, it has agreed not to apply that cash to the redemption of the Bonds as long as any Bonds then outstanding remain outstanding.

Amendments of the Mortgage

   Duke Energy may amend the Mortgage with the consent of the holders of 66 2/3% in principal amount of the Bonds, except that no such amendment may:

   . affect the terms of payment of principal at maturity or of interest or premium on any Bond;

   . affect the rights of Bondholders to sue to enforce any such payment at maturity; or

   . reduce the percentage of Bonds required to consent to an amendment.

   No amendment may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% in principal amount of the Bonds of each series affected consent to the amendment.

   The covenants included in the supplemental indenture for any series of Bonds to be issued will be solely for the benefit of the holders of those Bonds. Duke Energy may modify any such covenant only with the consent of the holders of 66 2/3% in principal amount of those Bonds outstanding, without the consent of Bondholders of any other series.

Events of Default

   The Bond Trustee may, and at the written request of the holders of a majority in principal amount of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority in principal amount of the outstanding Bonds may, however, waive the default and rescind the declaration if Duke Energy cures the default.

   Events of default under the Mortgage include:

   . default in the payment of principal;

   . default for 60 days in the payment of interest;

   . default in the performance of any other covenant in the Mortgage continuing for 60 days after the Bond Trustee or the holders of not less than 10% in principal amount of the Bonds then outstanding give notice of the default; and

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

   . certain bankruptcy or insolvency events with respect to Duke Energy.

   Duke Energy provides a statement by certain of its officers each year to the Bond Trustee stating whether it has complied with the covenants of the Mortgage.

Concerning the Bond Trustee

   The Chase Manhattan Bank is the Bond Trustee and is also the Senior Indenture Trustee and the Subordinated Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

   The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless those Bondholders have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

                        DESCRIPTION OF THE COMMON STOCK

   The following description of Duke Energy's Common Stock is only a summary and is not intended to be comprehensive. For additional information you should refer to the applicable provisions of the North Carolina Business Corporation Act and Duke Energy's Restated Articles of Incorporation (Articles) and By-Laws. The Articles and By-Laws are exhibits to the registration statement, of which this prospectus is a part.

General

   Duke Energy is authorized to issue up to 1,000,000,000 shares of Common Stock. At March 31, 2001, 771,274,516 shares of Common Stock were outstanding. Duke Energy is also authorized to issue up to 12,500,000 shares of Preferred Stock, 10,000,000 shares of Preferred Stock A and 1,500,000 shares of Preference Stock. At March 31, 2001, 2,284,984 shares of Preferred Stock, 2,057,185 shares of Preferred Stock A and no shares of Preference Stock were outstanding. The Preferred Stock, Preferred Stock A and Preference Stock together are sometimes called the "Preferred Stocks."

Dividends

   Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from legally available funds but only if full dividends on all outstanding series of the Preferred Stocks for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such securities have been paid or provided for.

Voting Rights

   Subject to the rights, if any, of the holders of the Preferred Stocks which may be outstanding or as otherwise provided by law, the holders of Common Stock have exclusive voting rights, each share being entitled to one vote. Holders of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

   Whenever dividends on any part of any outstanding Preferred Stock or Preferred Stock A are in arrears in an amount equivalent to the total dividends required to be paid on that Preferred Stock or Preferred Stock A in any period of 12 calendar months, the holders of the Preferred Stock as a class have the exclusive right to elect a majority of the authorized number of directors and the holders of the Preferred Stock A as a class have the exclusive right to elect two directors. Those rights cease whenever Duke Energy pays all accrued and unpaid dividends in full. Whenever six quarterly dividends on any outstanding series of the Preference Stock are in arrears or any required sinking fund payments are in default, the holders of the Preference Stock as a class have the exclusive right to elect two directors. This right ceases whenever all dividends and required sinking fund obligations in default have been paid in full or provided for. In addition, the consent of the holders of specified percentages of any outstanding Preferred Stock, Preferred Stock A or Preference Stock, or some or all of the holders of such classes, is required in connection with certain increases in authorized amounts of or changes in stock senior to the Common Stock or in connection with any sale of substantially all of Duke Energy's assets or certain mergers.

Rights Upon Liquidation

   The holders of Common Stock are entitled in liquidation to share ratably in the assets of Duke Energy after payment of all debts and liabilities and after required preferential payments to the holders of outstanding Preferred Stocks.

Miscellaneous

   The outstanding shares of Common Stock are, and the shares of Common Stock sold hereunder will be, upon payment for them, fully paid and nonassessable. Holders of Common Stock have no preemptive rights and

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

no conversion rights. The Common Stock is not subject to redemption and is not entitled to the benefit of any sinking fund provisions.

Transfer Agent and Registrar

   Duke Energy acts as transfer agent and registrar for the Common Stock.

Preference Stock Purchase Rights

   Each share of Common Stock has attached to it a Preference Stock Purchase Right. The Rights initially are represented only by the certificates for the shares of Common Stock and will not trade separately from those shares unless and until:

   . ten days after it is publicly announced that a person or group (with certain exceptions) has acquired, or has obtained the right to acquire, the beneficial ownership of 15% or more of the outstanding Common Stock (an "acquiring person"); or

   . ten business days (or a later date determined by Duke Energy's Board of Directors) after the date a person or group commences, or public announcement is made that the person or group intends to commence, a tender or exchange offer that would result in the person or group becoming an acquiring person.

If and when the Rights separate, each Right will entitle the holder to purchase 1/10,000 of a share of Duke Energy's Series A Participating Preference Stock for an exercise price that is presently $190.

   In the event that a person or group becomes an acquiring person, each Right (except for Rights beneficially owned by the acquiring person or its transferees, which Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of Common Stock having a market value of twice the exercise price. Also, if, after ten days following the date of the announcement that a person or group has become an acquiring person:

   . Duke Energy is involved in a merger or similar form of business combination in which Duke Energy is not the surviving corporation or in which Duke Energy is the surviving corporation but the Common Stock is changed or exchanged; or

   . more than 50% of Duke Energy's assets or earning power is sold or transferred;

then each Right (except for voided Rights) will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the acquiring company having a value of twice the exercise price. If any person or group acquires from 15% to but excluding 50% of the outstanding Common Stock, Duke Energy's Board of Directors may, at its option, exchange each outstanding Right (except for those held by an acquiring person or its transferees) for one share of Common Stock or 1/10,000 of a share of Series A Participating Preference Stock.

   Duke Energy's Board of Directors may redeem the Rights for $0.01 per Right prior to ten business days after the date of the public announcement that a person or group has become an acquiring person.

   The Rights will not prevent a takeover of Duke Energy. However, the existence of the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Board of Directors first redeems those Rights.

                         Certain Anti-Takeover Matters

   Duke Energy's Articles and By-Laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. Those provisions include:

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

Classified Board of Directors; Removal of Directors; Vacancies

   Duke Energy's Articles provide for a Board of Directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for shareholders to change a majority of the Board of Directors. Duke Energy's shareholders may remove directors only for cause. Vacancies and newly created directorships on the Board of Directors may be filled only by the affirmative vote of a majority of the directors remaining in office, and no decrease in the number of directors may shorten the term of an incumbent director. The classification of directors and the inability of shareholders to remove directors without cause and to fill vacancies and newly created directorships on the Board of Directors will make it more difficult to change the composition of the Board of Directors, but will promote continuity of existing management.

Advance Notice Requirements

   Duke Energy's By-Laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of persons for election as directors or new business to be brought before annual meetings of shareholders. These procedures provide that shareholders must give timely notice of such proposals in writing to the Secretary of Duke Energy. Generally, to be timely with respect to an annual meeting of shareholders, notice must be received at Duke Energy's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the By-Laws.

Special Meetings of Shareholders

   Neither the Articles nor the By-Laws of Duke Energy give shareholders the right to call a special meeting of shareholders. The By-Laws provide that special meetings of shareholders may be called only by the Board of Directors or the Chairman of the Board.

Amendment of Certain Charter Provisions

   Duke Energy's Articles require the approval of not less than 80% of the voting power of all outstanding shares of Common Stock to amend provisions relating to the minimum and maximum size of the Board of Directors, the classification of the Board of Directors, the removal of directors, the filling of vacancies and newly created directorships on the Board of Directors and the requirement that a decrease in the number of directors constituting the Board of Directors may not shorten the term of any incumbent director. This amendment provision will make it more difficult to dilute the anti-takeover effects of Duke Energy's Articles and By-Laws.

                  DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                         AND THE STOCK PURCHASE UNITS

   Duke Energy may issue stock purchase contracts representing contracts obligating holders to purchase from Duke Energy, and Duke Energy to sell to the holders, a specified number of shares of Common Stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

   The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

   . Senior Notes, Junior Subordinated Notes or other debt securities of Duke
     Energy or one of its subsidiaries;

   . debt obligations of third parties, including U.S. Treasury securities; or

   . Preferred Securities or trust preferred securities issued by trusts, all of whose common securities are owned by Duke Energy or by subsidiaries of Duke Energy,

securing the holder's obligations to purchase the Common Stock under the stock purchase contracts.

   The stock purchase contracts may require Duke Energy to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances Duke Energy may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

   The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of that Trust. For additional information you should refer to the applicable Trust Agreement. The form of Trust Agreement is an exhibit to the registration statement, of which this prospectus is a part.

   The prospectus supplement for a particular series of Preferred Securities being offered will disclose the specific terms related to the offering, including the price or prices at which the Preferred Securities to be offered will be issued. Those terms will include some or all of the following:

   . the title of the series;

   . the number of Preferred Securities of the series;

   . the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

   . the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

   . the amount that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

   . any obligation that the Trust has to purchase or redeem the Preferred
     Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

   . any voting rights of the Preferred Securities that are in addition to those legally required, including any right that the holders of the Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

   . any right that the Trust has to defer distributions on the Preferred
     Securities in the event that Duke Energy extends the interest payment period on the related Junior Subordinated Notes; and

   . any other rights, preferences, privileges, limitations or restrictions upon the Preferred Securities of the series.

   Duke Energy will guarantee each series of Preferred Securities to the extent described below under the caption "Description of the Guarantees."

   The applicable prospectus supplement will describe any material United
States federal income tax considerations that apply to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

   Duke Energy will execute the Guarantees from time to time for the benefit of the holders of the Preferred Securities of the respective Trusts. The Chase Manhattan Bank will act as Guarantee Trustee under each Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities to which it relates.

   The following description of the Guarantees is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the registration statement, of which this prospectus is a part.

General

   Duke Energy will irrevocably and unconditionally agree under each Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the related Trust. Duke Energy is required to pay the Guarantee Payments to the extent specified in the relevant Guarantee regardless of any defense, right of set-off or counterclaim that Duke Energy may have or may assert against any person.

   The following payments and distributions on the Preferred Securities of a Trust are Guarantee Payments:

   . any accrued and unpaid distributions required to be paid on the Preferred
     Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

   . the redemption price for any Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

   . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all the Preferred Securities of the Trust, the lesser of:

       . the sum of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

       . the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities of the Trust in liquidation of the Trust.

   Duke Energy may satisfy its obligation to make a Guarantee Payment by making that payment directly to the holders of the related Preferred Securities or by causing the Trust to make the payment to those holders.

   Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, except that the Guarantee will apply to the payment of distributions and other payments on the Preferred Securities only when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

   If Duke Energy does not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under a Trust, that Trust will not make the related payments on its Preferred Securities.

Subordination

   Duke Energy's obligations under each Guarantee will be unsecured obligations of Duke Energy. Those obligations will rank:

   . subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

   . equal in priority with Duke Energy's Preferred Stock and Preferred Stock A and similar guarantees; and

   . senior to Duke Energy's Common Stock.

   Duke Energy has Preferred Stock and Preferred Stock A outstanding that will rank equal in priority with the Guarantees and has Common Stock outstanding that will rank junior to the Guarantees.

   Each Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Duke Energy, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

   The terms of the Preferred Securities will provide that each holder of the Preferred Securities, by accepting those Preferred Securities, agrees to the subordination provisions and other terms of the related Guarantee.

Amendments and Assignment

   Duke Energy may amend each Guarantee without the consent of any holder of the Preferred Securities to which that Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Duke Energy may otherwise amend each Guarantee with the approval of the holders of at least 66 2/3% of the outstanding Preferred Securities to which that Guarantee relates.

Termination

   Each Guarantee will terminate and be of no further effect when:

   . the redemption price of the Preferred Securities to which the Guarantee relates is fully paid;

   . Duke Energy distributes the related Junior Subordinated Notes to the holders of those Preferred Securities; or

   . the amounts payable upon liquidation of the related Trust are fully paid.

   Each Guarantee will remain in effect or will be reinstated if at any time any holder of the related Preferred Securities must restore payment of any sums paid to that holder with respect to those Preferred Securities or under that Guarantee.

Events of Default

   An event of default will occur under any Guarantee if Duke Energy fails to perform any of its payment obligations under that Guarantee. The holders of a majority of the Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Preferred Securities of that series. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Preferred Securities of a series if an event of default occurs under the related Guarantee.

   The holders of a majority of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to that Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under that Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

Concerning the Guarantee Trustee

   The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee, the Senior Indenture Trustee and the Bond Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and certain of its affiliates are outstanding.

   The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result.

Agreements as to Expenses and Liabilities

   Duke Energy will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that Duke Energy will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related Trust to each person or entity to whom that Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due to the holders under the terms of those Preferred Securities or those similar interests.

                             PLAN OF DISTRIBUTION

   Duke Energy and the Trusts may sell securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

   . the name or names of any underwriters;

   . the purchase price of the securities and the proceeds to Duke Energy or the Trusts from the sale;

   . any underwriting discounts and other items constituting underwriters' compensation;

   . any public offering price;

   . any discounts or concessions allowed or reallowed or paid to dealers; and

   . any securities exchange or market on which the securities may be listed.

   Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

   Duke Energy and the Trusts may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. Duke Energy may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from Duke Energy in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

   Duke Energy may sell the securities directly or through agents it designates from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus, other than at the market offerings of common stock, will be named in a prospectus supplement relating to such securities. At the market offerings of common stock may be made by agents. Commissions payable by Duke Energy to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

   Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, Duke Energy and its subsidiaries or affiliates in the ordinary course of business.

   Any underwriting or other compensation which Duke Energy pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with Duke Energy and the Trusts, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule of Duke Energy incorporated in this prospectus by reference from Duke Energy's annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF THE SECURITIES

   Edward M. Marsh, Esq., who is Duke Energy's Deputy General Counsel and Assistant Secretary, and Simpson Thacher & Bartlett, New York, New York will issue opinions about the validity of the securities offered by Duke Energy in the applicable prospectus supplement for Duke Energy. Richards, Layton & Finger, P.A., special Delaware counsel, will issue opinions about the validity of the Preferred Securities offered in the applicable prospectus supplement for the Trusts. Counsel named in the applicable prospectus supplement will issue opinions about the validity of the securities offered by Duke Energy for any underwriters.

                      WHERE YOU CAN FIND MORE INFORMATION

   Duke Energy files annual, quarterly and current reports and other information with the SEC. You may read and copy any documents that are filed at any of the following:

   . SEC Public Reference Room 450 Fifth Street, N.W. Washington, D.C. 20549 or

   . Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois
     60661-2411.

   You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address.

   Please call the SEC at 1-800-SEC-0330 for further information.

   Duke Energy's filings are also available to the public through:

   . the SEC web site at http://www.sec.gov; and

   . The New York Stock Exchange 20 Broad Street New York, New York 10005.

   Information about Duke Energy is also available on its web site at http://www.duke-energy.com. Such web site is not a part of this prospectus.

   The SEC allows Duke Energy to "incorporate by reference" the information
Duke Energy files with it, which information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information that Duke Energy files with the SEC will automatically update and supersede that information as well as the information included in this prospectus and any accompanying prospectus supplement. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 filed prior to the termination of this offering:

   . Duke Energy's annual report on Form 10-K for the year ended December 31, 2000; and

   . Duke Energy's current report on Form 8-K dated March 2, 2001.

   Duke Energy will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing Duke Energy at the following address or telephoning one of the following numbers:

    Investor Relations Department
    Duke Energy Corporation
    P.O. Box 1005
    Charlotte, North Carolina 28201
    (704) 382-3853 or (800) 488-3853 (toll-free)

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 10, 2001)

                                 $750,000,000

                           Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                          4.32% Senior Notes due 2006

                               -----------------

   We are offering the Senior Notes in connection with the issuance by Duke Energy Corporation of 30,000,000 Duke Energy Corporation Equity Units as described in the accompanying prospectus supplement and prospectus of Duke Energy Corporation. Each Equity Unit will initially consist of a unit, referred to as a Duke Energy Corporate Unit, which is comprised of a purchase contract under which the holder agrees to purchase shares of common stock from Duke Energy Corporation and a Senior Note in the principal amount of $25.

   Duke Energy has granted the underwriter a 30-day option to purchase up to 4,500,000 additional Duke Energy Corporate Units at the price to the public less the underwriting discount as described in the accompanying prospectus supplement and prospectus of Duke Energy Corporation to cover over-allotments, which, if exercised, would involve the issuance by us of up to an additional $112,500,000 of Senior Notes.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         The date of this prospectus supplement is November 13, 2001.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front of those documents or earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                               Page
                                               ----
Forward-Looking Statements.................... S-3
Ratio of Earnings to Fixed Charges............ S-3
Description of the 4.32% Senior Notes due 2006 S-4
                    Prospectus
                                               Page
                                               ----
About This Prospectus.........................   2
Duke Capital Corporation......................   2
Use of Proceeds...............................   4
The Trusts....................................   4
Accounting Treatment..........................   5
Description of the Senior Notes...............   5
Description of the Junior Subordinated Notes..  14
Description of the Preferred Securities.......  22
Description of the Guarantees.................  23
Plan of Distribution..........................  26
Experts.......................................  27
Validity of the Securities....................  27
Where You Can Find More Information...........  28

                          FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements because they include or are preceded by forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and the like. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Some of the factors that could cause such differences are:

   . state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed at and degree to which competition enters the natural gas industry;

   . industrial, commercial and residential growth in the service territories of our subsidiaries;

   . the weather and other natural phenomena;

   . the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

   . changes in environmental and other laws and regulations to which our subsidiaries are subject or other external factors over which we have no control;

   . the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

   . the level of creditworthiness of counterparties to our transactions;

   . growth in opportunities for our subsidiaries; and

   . the effect of accounting policies issued periodically by accounting standard-setting bodies.

   In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus supplement and the accompanying prospectus might not occur. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (unaudited)



                                    Nine Months
                                       Ended        Year Ended December 31,
                                   September 30, ------------------------------
                                       2001      2000 1999 1998 1997(1) 1996(1)
                                   ------------- ---- ---- ---- ------- -------
Ratio of Earnings to Fixed Charges      4.4      3.1  2.9  4.2    3.7     3.6

   For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1)Data reflects accounting for the combination of Duke Capital with PanEnergy Corp on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1996.

                DESCRIPTION OF THE 4.32% SENIOR NOTES DUE 2006

   The following description of the 4.32% Senior Notes due 2006 is only a summary and is not intended to be comprehensive. The description should be read together with the description set forth in the accompanying prospectus under the caption "Description of the Senior Notes." In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.

General

   Reference in this prospectus supplement to Senior Notes refers to our 4.32% Senior Notes due 2006. The Senior Notes will be issued as a separate series of securities under our Senior Indenture.

   We are issuing the Senior Notes in connection with the issuance by Duke Energy Corporation, our sole and direct parent, of Duke Energy Corporation Equity Units. Each Equity Unit will initially consist of a unit, referred to as a Duke Energy Corporate Unit, which is comprised of (1) a purchase contract under which the holder agrees to purchase shares of Duke Energy common stock from Duke Energy as provided therein and (2) a Senior Note in the principal amount of $25. Holders of Duke Energy Corporate Units may substitute zero-coupon Treasury securities for the Senior Notes that are part of their Duke Energy Corporate Units under certain circumstances. In such an event, a second type of Equity Unit, referred to as a Duke Energy Treasury Unit, is created, with the Senior Note being released to the Equity Unit holder as a result. Senior Notes that are part of Duke Energy Corporate Units will be pledged to Duke Energy Corporation to secure the obligation that the Duke Energy Corporate Unit holders have to purchase Duke Energy common stock. Duke Energy Corporation has designated Bank One Trust Company, N.A. as collateral agent to hold the pledged Senior Notes and any other pledged securities.

   The Senior Notes are limited in aggregate principal amount to $750,000,000 (or up to $862,500,000, if the underwriter's over-allotment option with respect to the Equity Units is exercised in full). The entire principal amount of the Senior Notes will mature and become due and payable, together with any accrued and unpaid interest, on November 16, 2006, unless a tax event redemption has occurred prior to November 16, 2006. Except for a tax event redemption, the Senior Notes will not be redeemable by us. Senior Notes that are part of Duke Energy Corporate Units will be issued in certificated form. The Senior Notes will not be subject to a sinking fund provision.

Denominations; Transfer and Exchange

   The Senior Notes will be issuable in registered form, without coupons, in denominations of $25 and integral multiples of $25, and may be transferred or exchanged without service charge, but upon payment of any taxes or other governmental charges payable in connection therewith.

Payments

   Payments on Senior Notes issued as a global security will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the Senior Notes. Principal and interest with respect to certificated Senior Notes will be payable, the transfer of the Senior Notes will be registrable and Senior Notes will be exchangeable for Senior Notes of other denominations of a like aggregate principal amount, at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer to an account at a banking institution in the United States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to payment. The Depository Trust Company will serve as the depositary with respect to the Senior Notes, and JPMorgan Chase Bank will serve as the initial paying agent, transfer agent and registrar for the Senior Notes. We may at any time designate additional transfer agents and paying agents with respect to the Senior Notes, and may remove any transfer agent, paying agent or registrar for the Senior Notes. We will at all times be required to maintain a paying agent and transfer agent for the Senior Notes in the Borough of Manhattan, The City of New York.

   Any monies deposited with the Senior Indenture Trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any Senior Note and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us or released from trust, as applicable, and the holder of the Senior Note will thereafter look, as a general unsecured creditor, only to us for the payment thereof.

   The Senior Indenture does not contain provisions that afford holders of the Senior Notes protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Interest

   Each Senior Note will bear interest initially at the rate of 4.32% per year from November 19, 2001, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2002. Interest will be payable to the person in whose name the Senior Note is registered at the close of business on the first day of the month in which the interest payment date falls. In addition, because the Senior Notes are subject to the contingent payment rules, Original Issue Discount, or OID, will accrue on the Senior Notes.

   The interest rate on the Senior Notes will be reset in connection with the initial remarketing or, if it fails, the next successful subsequent remarketing. Unless a tax event redemption has occurred, the interest rate on the Senior Notes will be reset to the reset rate described below under "--Market Rate Reset" on the initial remarketing date, which will be three business days immediately preceding August 16, 2004, and such reset rate will become effective on August 16, 2004. However, if the initial remarketing fails, the interest rate on the Senior Notes will not be reset on the initial remarketing date and instead will be reset on the second remarketing date, which will be three business days immediately preceding September 16, 2004, and such reset rate will become effective on September 16, 2004. Similarly, if the second remarketing fails, the interest rate on the Senior Notes will not be reset on the second remarketing date and instead will be reset on the third remarketing date, which will be three business days immediately preceding October 16, 2004, and such reset rate will become effective on October 16, 2004. Finally, if the third remarketing fails, the interest rate on the Senior Notes will not be reset on the third remarketing date and instead will be reset on the fourth and final remarketing date, which will be three business days immediately preceding November 16, 2004, and such reset rate will become effective on November 16, 2004.

   The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the Senior Notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

Market Rate Reset

   The reset rate will be equal to the sum of the reset spread and the rate of interest on the applicable benchmark Treasury in effect on the applicable remarketing date, and will be determined by the reset agent. In the case of a reset on the third business day immediately preceding August 16, 2004, September 16, 2004 or October 16, 2004, as the case may be, the reset rate will be the rate determined by the reset agent as the rate the Senior Notes should bear in order for the Senior Notes included in Duke Energy Corporate Units to have an approximate aggregate market value on the reset date of 100.5% of the Treasury portfolio purchase price. In the case of a reset on the third business day immediately preceding November 16, 2004, the reset rate will be the rate determined by the reset agent as the rate the Senior Notes should bear in order for each Senior Note to have an approximate market value on the reset date of 100.5% of the principal amount of the Senior Note. The reset rate will in no event exceed the maximum rate permitted by applicable law.

   The "applicable benchmark Treasury" means direct obligations of the United States, as agreed upon by us and the reset agent (which may be obligations traded on a when-issued basis only), having a maturity comparable to the remaining term to maturity of the Senior Notes, which will be two years, two and one-twelfth years, two and one-sixth years or two and one-quarter years, as applicable. The rate for the applicable benchmark Treasury will be the bid side rate displayed at 10:00 a.m., New York City time, on the third business day immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, as applicable, in the Telerate system (or if the Telerate system is no longer available on that date or, in the opinion of the reset agent (after consultation with us), is no longer an appropriate system from which to obtain the rate, such other nationally recognized quotation system as, in the opinion of the reset agent (after consultation with us), is appropriate). If this rate is not so displayed, the rate for the applicable benchmark Treasury will be, as calculated by the reset agent, the yield to maturity for the applicable benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third business day immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, as applicable, of three leading United States government securities dealers selected by the reset agent (after consultation with us) (which may include the reset agent or an affiliate thereof). It is currently anticipated that Morgan Stanley & Co. Incorporated will be the reset agent.

   On the tenth business day immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, the applicable benchmark Treasury to be used to determine the reset rate on the third business day prior to August 16, 2004, September 16, 2004, October 16, 2004, or November 16, 2004, as applicable, will be selected, and the reset spread to be added to the rate of interest on the applicable benchmark Treasury in effect on the third business day immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, as applicable, will be established by the reset agent, and the reset spread and the applicable benchmark Treasury will be announced by us (the "reset announcement date"). We will cause a notice of the reset spread and the applicable benchmark Treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal. We will also request, not later than seven nor more than fifteen calendar days prior to the reset announcement date, that the securities depositary for the Senior Notes notify its participants holding Senior Notes (and Duke Energy will also so request that the securities depositary for the Duke Energy Corporate Units and Duke Energy Treasury Units notify its participants holding Duke Energy Corporate Units or Duke Energy Treasury Units) of the reset announcement date and, in the case of a final remarketing to be conducted on the third business day immediately preceding November 16, 2004, if any, of the procedures that must be followed if any owner of Duke Energy Corporate Units wishes to settle the related purchase contract with separate cash on the fourth business day immediately preceding November 16, 2004.

Optional Remarketing

   On or prior to the fifth business day immediately preceding August 16, 2004, in the case of the remarketing to be conducted on the initial remarketing date, or on or prior to the fifth business day immediately preceding the second, third or fourth remarketing date in the case of the remarketing, if any, to be conducted on the third business day preceding September 16, 2004, October 16, 2004 or November 16, 2004, respectively, but no earlier than the interest payment date immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, as applicable, holders of Senior Notes that are not part of Duke Energy Corporate Units may elect to have their Senior Notes remarketed in the same manner as Senior Notes that are part of Duke

Energy Corporate Units by delivering their Senior Notes along with a notice of this election to the custodial agent designated by us. The custodial agent will hold the Senior Notes in an account separate from the collateral account in which the pledged Senior Notes are held. Holders of Senior Notes electing to have their Senior Notes remarketed will also have the right to withdraw their election on or prior to the fifth business day immediately preceding August 16, 2004, September 16, 2004, October 16, 2004 or November 16, 2004, as applicable. The proceeds of the remarketing of Senior Notes that are not part of Duke Energy Corporate Units will be paid to the holders in cash after deduction, to the extent permissible, of the remarketing fee.

Tax Event Redemption

   If a tax event occurs and is continuing, we may, at our option, redeem the Senior Notes in whole, but not in part, at any time at a redemption price equal to, for each Senior Note, the redemption amount described below plus accrued and unpaid interest, if any, to the redemption date. Installments of interest on Senior Notes which are due and payable on or prior to a redemption date will be payable to the holders of the Senior Notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the Senior Notes, the proceeds of the redemption will be payable in cash to the holders of the Senior Notes except as provided in the following sentence. If the tax event redemption occurs prior to a successful remarketing of the Senior Notes, the redemption price for the Senior Notes forming a part of the Duke Energy Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of Duke Energy Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent designated by Duke Energy for payment to these holders. The Treasury portfolio will be substituted for the Senior Notes and will be pledged to the collateral agent for the benefit of Duke Energy to secure the Duke Energy Corporate Unit holders' obligations to purchase Duke Energy common stock under the purchase contracts that are part of the Duke Energy Corporate Units.

   "Tax event" means the receipt by us of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by us on the Senior Notes would not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of

   . any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,

   . any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

   . any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the original issue date,

which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the original issue date.

   The Treasury portfolio to be purchased on behalf of the holders of Duke Energy Corporate Units will consist of

   . zero-coupon interest or principal strips of U.S. Treasury securities which mature on or prior to November 15, 2004 in an aggregate amount equal to the aggregate principal amount of the Senior Notes included in Duke Energy Corporate Units, and

   . with respect to each scheduled interest payment date on the Senior Notes that occurs after the tax event redemption date and on or before November 16, 2004, zero-coupon interest or principal strips of U.S. Treasury securities which mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Senior Notes on that date.

   Solely for purposes of determining the Treasury portfolio purchase price in the case of a tax event redemption date occurring on or after August 16, 2004, September 16, 2004 or October 16, 2004 in the case of a successful remarketing on any such date, or on or after November 16, 2004 if the third remarketing of the Senior Notes on the third business day preceding October 16, 2004 resulted in a failed remarketing, "Treasury portfolio" will mean a portfolio of zero-coupon U.S. Treasury securities consisting of

   . principal or interest strips of U.S. Treasury securities which mature on or prior to November 15, 2006 in an aggregate amount equal to the aggregate principal amount of the Senior Notes outstanding on the tax event redemption date, and

   . with respect to each scheduled interest payment date on the Senior Notes that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities which mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Senior Notes outstanding on the tax event redemption date.

   "Redemption amount" means

   . in the case of a tax event redemption occurring prior to August 16, 2004, September 16, 2004 or October 16, 2004, or November 16, 2004 if the remarketing of the Senior Notes on the third business day preceding August 16, 2004, September 16, 2004 or October 16, 2004, as the case may be, resulted in a failed remarketing, for each Senior Note the product of the principal amount of the Senior Note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of Senior Notes included in Duke Energy Corporate Units, and

   . in the case of a tax event redemption date occurring on or after August
     16, 2004, September 16, 2004 or October 16, 2004 in the case of a successful remarketing on any such date, or November 16, 2004 if the third remarketing of the Senior Notes on the third business day preceding October 16, 2004 resulted in a failed remarketing, for each Senior Note the product of the principal amount of the Senior Note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of the Senior Notes outstanding on the tax event redemption date.

   Depending on the amount of the Treasury portfolio purchase price, the redemption amount could be less than or greater than the principal amount of the Senior Notes.

   As used in this context, "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

   "Quotation agent" means Morgan Stanley & Co. Incorporated or its successor or any other primary U.S. government securities dealer in New York City selected by us.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Senior Notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Senior Notes. In the event any Senior Notes are called for redemption, neither we nor the Senior Indenture Trustee will be required to register the transfer of or exchange the Senior Notes to be redeemed.

Defeasance; Covenant Defeasance

   The provisions of the Senior Indenture that provide for defeasance and covenant defeasance (as described in "Description of the Senior
Notes--Defeasance and Covenant Defeasance" in the accompanying prospectus) will not apply to the Senior Notes.

Book-Entry and Settlement

   Senior Notes which have been released from the pledge following substitution thereof or early settlement of the purchase contracts that are part of the Duke Corporate Units will be issued in the form of one or more global certificates, which we refer to as global securities, registered in the name of the securities depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Duke Energy Corporate Units from Duke Energy Treasury Units, Senior Notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

   The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

   Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of Senior Notes in certificated form and will not be considered the holders (as defined in the Senior Indenture) thereof for any purpose under the Senior Indenture, and no global security representing Senior Notes will be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the securities depositary or, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Senior Indenture.

   In the event that

   . the depositary notifies us that it is unwilling or unable to continue as a depositary for the global securities and no successor depositary has been appointed within 90 days after this notice,

   . the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

   . we, in our sole discretion, determine that the global securities shall be so exchangeable,

certificates for the Senior Notes will be printed and delivered in exchange for beneficial interests in the global securities. Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for Senior Notes certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

PROSPECTUS

                                $2,000,000,000

                           Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                                 Senior Notes
                           Junior Subordinated Notes

                               -----------------

                        Duke Capital Financing Trust IV

                        Duke Capital Financing Trust V

                        Duke Capital Financing Trust VI

                          Trust Preferred Securities
                Guaranteed, to the extent described herein, by

                           Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                               -----------------

   This prospectus contains summaries of the general terms of these securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    This prospectus is dated May 10, 2001.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that Duke Capital, Duke Capital Financing Trust IV, Duke Capital Financing Trust V and Duke Capital Financing Trust VI filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, Duke Capital may issue Senior Notes and Junior Subordinated Notes and the Trusts may issue Preferred Securities in one or more offerings up to a total dollar amount of $2,000,000,000.

   This prospectus provides general descriptions of the securities Duke Capital and the Trusts may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

                           DUKE CAPITAL CORPORATION

   Duke Capital, a wholly owned subsidiary of Duke Energy Corporation, is a holding company that, through subsidiaries, primarily operates in six business segments:

   . Natural Gas Transmission

   . Field Services

   . North American Wholesale Energy

   . International Energy

   . Other Energy Services

   . Duke Ventures

   Natural Gas Transmission provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic, New England and southeastern states. Its operations are conducted primarily through Duke Energy Gas Transmission Corporation.

   Field Services gathers, processes, transports, markets and stores natural gas and produces, transports, markets and stores natural gas liquids. Its operations are conducted primarily through Duke Energy Field Services, LLC, a limited liability company that is approximately 30% owned by Phillips Petroleum Company. Field Services operates gathering systems in western Canada and eleven contiguous states that serve major natural gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent, East Texas-Austin Chalk-North Louisiana areas and onshore and offshore Gulf Coast areas.

   North American Wholesale Energy's activities include asset development, operation and management of electric power generation facilities, primarily through Duke Energy North America, LLC, and commodity sales and services related to natural gas and electricity, primarily through Duke Energy Trading and Marketing, LLC, a limited liability company that is approximately 40% owned by Exxon Mobil Corporation. This segment also includes Duke Energy Merchants, which develops new business lines in the evolving energy commodity markets. North American Wholesale Energy conducts its business throughout the United States and Canada.

   International Energy conducts its operations through Duke Energy International, LLC. International Energy's activities include asset development, operation and management of natural gas and electric power generation facilities and energy trading and marketing of natural gas and electricity. These activities are focused on the Latin American, Asia Pacific and European regions.

   Other Energy Services is a combination of businesses that provide engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc. Duke/Fluor Daniel is a 50/50 partnership between Duke Energy and Fluor Enterprises, Inc.

   Duke Ventures is comprised of other diverse businesses, primarily operating through Crescent Resources, Inc., DukeNet Communications, LLC and Duke Capital Partners. Crescent Resources develops high-quality commercial, residential and multi-family real estate projects and manages land holdings primarily in the southeastern United States. DukeNet Communications provides fiber optic networks for industrial, commercial and residential customers. Duke Capital Partners, a wholly owned merchant finance company, provides financing, investment banking and asset management services to wholesale and commercial energy markets.

   The foregoing information about Duke Capital and its business segments is only a general summary and is not intended to be comprehensive. For additional information about Duke Capital and its business segments, you should refer to the information described under the caption "Where You Can Find More Information."

   Duke Capital's principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                      Ratio of Earnings to Fixed Charges
                                  (unaudited)

                                      Year Ended December 31,
                                   ------------------------------
                                   2000 1999 1998 1997(1) 1996(1)
                                   ---- ---- ---- ------- -------
Ratio of Earnings to Fixed Charges 3.1  2.9  4.2    3.7     3.6

   For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1)Data reflects accounting for the combination of Duke Capital with PanEnergy Corp on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1996.

                                USE OF PROCEEDS

   Each Trust will invest the proceeds it receives from the sale of the Preferred Securities in Junior Subordinated Notes. Unless the applicable prospectus supplement states otherwise, Duke Capital will use the net proceeds that it receives from such investment and any proceeds that it receives from sales of its Senior Notes or other sales of the Junior Subordinated Notes for general corporate purposes, including capital expenditures, working capital, debt repayments and advances to affiliates.

   If Duke Capital does not use the proceeds of the Senior Notes or the Junior Subordinated Notes, or the net proceeds of the Preferred Securities, immediately, it may temporarily invest them in short-term interest-bearing obligations or deposit them with banks.

                                  THE TRUSTS

   Duke Capital formed each Trust as a statutory business trust under Delaware law. Each Trust's business is defined in a trust agreement executed by Duke Capital, as depositor, and Chase Manhattan Bank USA, National Association. Each trust agreement will be amended when Preferred Securities are issued under it and will be in substantially the form filed as an exhibit to the registration statement, of which this prospectus is a part. An amended trust agreement is called a "Trust Agreement" in this prospectus.

   The Preferred Securities and the Common Securities of each Trust represent undivided beneficial interests in the assets of that Trust. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this prospectus.

   The trustees of each Trust will conduct that Trust's business and affairs. Duke Capital, as the holder of the Common Securities of each Trust, will appoint the trustees of that Trust. The trustees of each Trust will consist of:

   . two officers of Duke Capital as Administrative Trustees;

   . The Chase Manhattan Bank as Property Trustee; and

   . Chase Manhattan Bank USA, National Association as Delaware Trustee.

   The prospectus supplement relating to the Preferred Securities of a Trust will provide further information concerning that Trust.

   No separate financial statements of any Trust are included in this prospectus. Duke Capital considers that such statements would not be material to holders of the Preferred Securities because no Trust has any independent operations and the sole purpose of each Trust is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. Duke Capital does not expect that any of the Trusts will be filing annual, quarterly or special reports with the SEC.

   The principal place of business of each Trust will be c/o Duke Capital Corporation, 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                             ACCOUNTING TREATMENT

   Each Trust will be treated as a subsidiary of Duke Capital for financial reporting purposes. Accordingly, Duke Capital's consolidated financial statements will include the accounts of each Trust. The Preferred Securities, along with other trust preferred securities that Duke Capital guarantees on an equivalent basis, will be presented as a separate line item in Duke Capital's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Capital Corporation." Duke Capital will record distributions that each Trust pays on the Preferred Securities as an expense in its consolidated statement of income.

                        DESCRIPTION OF THE SENIOR NOTES

   Duke Capital will issue the Senior Notes in one or more series under its Senior Indenture dated as of April 1, 1998 between Duke Capital and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

   The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Duke Capital's other unsecured and unsubordinated indebtedness.

   Duke Capital conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Capital. In addition, the rights that Duke Capital and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Capital have incurred substantial amounts of debt in the expansion of their businesses, and Duke Capital anticipates that certain of its subsidiaries will do so in the future.

   The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

   The Senior Indenture does not limit the amount of Senior Notes that Duke Capital may issue under it. Duke Capital may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

   The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The Senior Indenture does not protect the holders of Senior Notes if Duke Capital engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

   The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

   . the title of the series;

   . the total principal amount of the Senior Notes of the series;

   . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Capital has to change the date on which principal is payable;

   . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

   . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

   . whether Duke Capital may extend the interest payment periods and, if so, the terms of the extension;

   . the place or places where payments will be made;

   . whether Duke Capital has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

   . any obligation that Duke Capital has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

   . whether the provisions described under "Defeasance and Covenant
     Defeasance" will not apply to the Senior Notes;

   . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

   . if payments may be made, at Duke Capital's election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

   . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

   . whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

   . any changes in the events of default or covenants with respect to the Senior Notes;

   . any index or formula used for determining principal, premium or interest;

   . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

   . any other terms.

   Unless Duke Capital states otherwise in the applicable prospectus supplement, Duke Capital will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office maintained by Duke Capital for such purpose.

   The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Capital states otherwise in the applicable prospectus supplement.

   Duke Capital may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

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Global Securities

   Duke Capital may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Capital will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

   As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

   . may not have the global security or any Senior Notes it represents registered in their names;

   . may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

   . will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

   Duke Capital will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

   Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

   . the securities depositary, with respect to participants' interests; and

   . any participant, with respect to interests the participant holds on behalf of other persons.

   Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

   . Duke Capital;

   . the Senior Indenture Trustee; or

   . an agent of either of the above.

Redemption

   Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Duke Capital states otherwise in the applicable prospectus supplement, Duke Capital may

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redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Capital states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Capital will not be required to redeem those Senior Notes.

   Duke Capital will not be required to:

   . issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

   . register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

   The Senior Indenture provides that Duke Capital may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Capital's obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Capital must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Capital under the Senior Indenture, and Duke Capital will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

   Duke Capital may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

   . change the maturity date of the principal or any installment of principal or interest on that Senior Note;

   . reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

   . reduce the amount of principal due and payable upon acceleration of maturity;

   . change the currency of payment of principal, premium or interest on that Senior Note;

   . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

   . reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

   . with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Duke Capital may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

   The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Duke Capital's compliance with certain restrictive provisions of the Senior Indenture, including the

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covenant described under "Negative Pledge." The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

   The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Capital states otherwise in the applicable prospectus supplement:

   . failure to pay principal of or any premium on any Senior Note of that series when due;

   . failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Capital is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

   . failure to make any sinking fund payment when required for any Senior Note of that series that continues for 60 days;

   . failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Capital written notice of the default; and

   . certain bankruptcy, insolvency or reorganization events with respect to Duke Capital.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Capital has initiated and is diligently pursuing corrective action.

   Duke Capital may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

   If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

   . Duke Capital has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

   . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

   The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority

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

in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

   The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

   Duke Capital is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

   The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Capital states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Duke Capital's option:

   . by wire transfer to an account at a banking institution in the United
     States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

   . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

   Unless Duke Capital states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

   Any money that Duke Capital has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Capital at its request. After repayment to Duke Capital, holders should look only to Duke Capital for those payments.

Negative Pledge

   While any of the Senior Notes remain outstanding, Duke Capital will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any Principal Property (as defined below) of Duke Capital or of a Principal Subsidiary or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Capital, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

   The foregoing restriction does not apply with respect to, among other things:

   . purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Capital or any Principal Subsidiary acquired after the date of the Senior Indenture;

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

   . mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock at the time Duke Capital or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of an entity with which Duke Capital or any Principal Subsidiary is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Capital or any Principal Subsidiary;

   . mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Capital or any Principal Subsidiary or shares of stock of any Principal Subsidiary that existed on the date of the initial issuance of Senior Notes or upon the property or shares of stock of any corporation existing at the time that corporation became a Principal Subsidiary;

   . pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Capital or any Principal Subsidiary is a party;

   . liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

   . liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

   . liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

   . liens securing industrial revenue or pollution control bonds;

   . liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Capital or any Principal Subsidiary;

   . liens created in connection with, and created to secure, a non-recourse obligation;

   . mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

   . indebtedness which Duke Capital or any Principal Subsidiary may issue in connection with the consolidation or merger of Duke Capital or any Principal Subsidiary with or into any other entity, which may be an affiliate of Duke Capital or any Principal Subsidiary, in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

   . indebtedness of any entity which Duke Capital or any Principal Subsidiary is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Capital or any Principal Subsidiary is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

   . mortgages, liens, security interests or other encumbrances on property held or used by Duke Capital or any Principal Subsidiary in connection with the exploration for, or development, gathering, production, storage or marketing of, natural gas, oil or other minerals (including liquefied gas and synthetic gas);

   . mortgages, liens, pledges, security interests and other encumbrances in favor of Duke Capital, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries (as defined below) of Duke Capital or any of the foregoing in combination;

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   . mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by Duke Capital or any Principal Subsidiary after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition--or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later--to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Capital or any Principal Subsidiary owns other than real property that is unimproved up to that time; and

   . the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Duke Capital or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Duke Capital equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Capital that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Capital's common stockholder's equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

   For purposes of the preceding paragraphs, the following terms have these meanings: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of the Board of Directors or management of Duke Capital is of material importance to the business conducted by Duke Capital and its consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any Subsidiary of Duke Capital that owns a Principal Property; and "Subsidiary" means, as to any entity, a corporation of which more than 50% of the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

Defeasance and Covenant Defeasance

   The Senior Indenture provides that Duke Capital may be:

   . discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a "defeasance" in this prospectus; and

   . released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under "Negative Pledge," as described in the Senior Indenture, such a release being called a "covenant defeasance" in this prospectus.

Duke Capital must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

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   Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Capital has been released. A defeasance may occur after a covenant defeasance.

   Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Capital urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

   The Chase Manhattan Bank is the Senior Indenture Trustee and the trustee under the Subordinated Indenture. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Capital and of certain of its affiliates are outstanding.

   The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

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                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

   Duke Capital will issue the Junior Subordinated Notes in one or more series under its Subordinated Indenture dated as of April 1, 1998 between Duke Capital and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

   The Junior Subordinated Notes are unsecured obligations of Duke Capital and are junior in right of payment to "Senior Indebtedness" of Duke Capital. You may find a description of the subordination provisions of the Junior Subordinated Notes, including a description of Senior Indebtedness of Duke Capital, under "Subordination."

   Duke Capital conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the Junior Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Capital. In addition, the rights that Duke Capital and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Capital have incurred substantial amounts of debt in the expansion of their businesses and Duke Capital anticipates that certain of its subsidiaries will do so in the future.

   The following description of the Junior Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

   The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that Duke Capital may issue under it. Duke Capital may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. Two forms of supplemental indenture to the Subordinated Indenture (one with respect to Junior Subordinated Notes initially issued to a Trust and the other with respect to Junior Subordinated Notes initially issued to the public) are exhibits to the registration statement, of which this prospectus is a part.

   The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if Duke Capital engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

   The prospectus supplement for a particular series of Junior Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Junior Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

   . the title of the series;

   . the total principal amount of the Junior Subordinated Notes of the series;

   . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Capital has to change the date on which principal is payable;

   . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

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   . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

   . whether Duke Capital may extend the interest payment periods and, if so, the terms of the extension;

   . the place or places where payments will be made;

   . whether Duke Capital has the option to redeem the Junior Subordinated
     Notes and, if so, the terms of its redemption option;

   . any obligation that Duke Capital has to redeem the Junior Subordinated
     Notes through a sinking fund or to purchase the Junior Subordinated Notes through a purchase fund or at the option of the holder;

   . whether the provisions described under "Defeasance and Covenant
     Defeasance" will not apply to the Junior Subordinated Notes;

   . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

   . if payments may be made, at Duke Capital's election or at the holder's election, in a currency other than that in which the Junior Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

   . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

   . whether the Junior Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

   . any changes in the events of default or covenants with respect to the Junior Subordinated Notes;

   . any index or formula used for determining principal, premium or interest;

   . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

   . the subordination of the Junior Subordinated Notes to any other of Duke
     Capital's indebtedness, including other series of Subordinated Notes; and

   . any other terms.

   The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Preferred Securities of that Trust.

   Unless Duke Capital states otherwise in the applicable prospectus supplement, Duke Capital will issue the Junior Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. Duke Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Junior Subordinated Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office maintained by Duke Capital for such purpose.

   The Junior Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Capital states otherwise in the applicable prospectus supplement.

   Duke Capital may offer and sell the Junior Subordinated Notes, including original issue discount Junior Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus

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

supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Junior Subordinated Notes that are denominated in a currency other than U.S. dollars.

Global Securities

   Duke Capital may issue some or all of the Junior Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Capital will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

   As long as the securities depositary or its nominee is the registered holder of a global security representing Junior Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Junior Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

   . may not have the global security or any Junior Subordinated Notes it represents registered in their names;

   . may not receive or be entitled to receive physical delivery of certificated Junior Subordinated Notes in exchange for the global security; and

   . will not be considered the owners or holders of the global security or any Junior Subordinated Notes it represents for any purposes under the Junior Subordinated Notes or the Subordinated Indenture.

   Duke Capital will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

   Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Junior Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Junior Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

   . the securities depositary, with respect to participants' interests; and

   . any participant, with respect to interests the participant holds on behalf of other persons.

   Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Junior Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

   . Duke Capital;

   . the Subordinated Indenture Trustee;

   . the Trust (if the Junior Subordinated Notes are issued to a Trust); or

   . any agent of any of them.

Redemption

   Provisions relating to the redemption of Junior Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Duke Capital states otherwise in the applicable prospectus supplement, Duke Capital may redeem Junior Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.

   Duke Capital will not be required to:

   . issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

   . register the transfer of or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

   The Subordinated Indenture provides that Duke Capital may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Capital's obligations under the Subordinated Indenture and the Subordinated Notes, including the Junior Subordinated Notes, and Duke Capital must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Capital under the Subordinated Indenture, and Duke Capital will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes, including the Junior Subordinated Notes.

Modification; Waiver

   Duke Capital may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

   . change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

   . reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

   . reduce the amount of principal due and payable upon acceleration of maturity;

   . change the currency of payment of principal, premium or interest on that Subordinated Note;

   . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

   . reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

   . with certain exceptions, modify the provisions of the Subordinated
     Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Duke Capital may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes, including Junior Subordinated Notes.

   The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series may waive, for that series, Duke Capital's compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

   Duke Capital may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

   The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Notes, unless Duke Capital states otherwise in the applicable prospectus supplement:

   . failure to pay principal of or any premium on any Junior Subordinated Note of that series when due;

   . failure to pay when due any interest on any Junior Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Capital is required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

   . failure to make any sinking fund payment when required for any Junior
     Subordinated Note of that series that continues for 60 days;

   . failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series give Duke Capital written notice of the default; and

   . certain bankruptcy, insolvency or reorganization events with respect to Duke Capital.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Capital has initiated and is diligently pursuing corrective action.

   Duke Capital may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

   If an event of default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Junior Subordinated Notes of that series may declare the principal amount of all Junior Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

   . Duke Capital has paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

   . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

   In the case of Junior Subordinated Notes issued to a Trust, a holder of Preferred Securities may institute a legal proceeding directly against Duke Capital, without first instituting a legal proceeding against the Property Trustee of the Trust by which those Preferred Securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

   The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Junior Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Junior Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

   The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments.

   Duke Capital is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

   The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. The paying agent will pay interest on Junior Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Capital states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Junior Subordinated Notes that are not in global form at its office or, at Duke Capital's option:

   . by wire transfer to an account at a banking institution in the United
     States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

   . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes.

   Unless Duke Capital states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

   Any money that Duke Capital has paid to a paying agent for principal or interest on any Junior Subordinated Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Capital at its request. After repayment to Duke Capital, holders should look only to Duke Capital for those payments.

Defeasance and Covenant Defeasance

   The Subordinated Indenture provides that Duke Capital may be:

   . discharged from its obligations, with certain limited exceptions, with respect to any series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a "defeasance" in this prospectus; and

   . released from its obligations under certain restrictive covenants especially established with respect to a series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a release being called a "covenant defeasance" in this prospectus.

   Duke Capital must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Junior Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Junior Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

   Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Junior Subordinated Notes in which holders of those Junior Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Capital urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Junior Subordinated Notes issued to a Trust will not be subject to covenant defeasance.

Subordination

   Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

   . Duke Capital makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

   . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

   . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or Duke Capital will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes.

   "Senior Indebtedness" means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

   . all of Duke Capital's indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Capital sells for money or other obligations for money borrowed;

   . all indebtedness of others of the kinds described in the preceding category which Duke Capital has assumed or guaranteed or which Duke Capital has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

   . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

   Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

   Future series of Subordinated Notes which are not Junior Subordinated Notes may rank senior to outstanding series of Junior Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

   The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Capital may issue. As of March 31, 2001, Duke Capital's Senior Indebtedness totaled approximately $3,800,000,000.

Concerning the Subordinated Indenture Trustee

   The Chase Manhattan Bank is the Subordinated Indenture Trustee and the Senior Indenture Trustee. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Capital and of certain of its affiliates are outstanding.

   The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of that Trust. For additional information you should refer to the applicable Trust Agreement. The form of Trust Agreement is an exhibit to the registration statement, of which this prospectus is a part.

   The prospectus supplement for a particular series of Preferred Securities being offered will disclose the specific terms related to the offering, including the price or prices at which the Preferred Securities to be offered will be issued. Those terms will include some or all of the following:

   . the title of the series;

   . the number of Preferred Securities of the series;

   . the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

   . the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

   . the amount that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

   . any obligation that the Trust has to purchase or redeem the Preferred
     Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

   . any voting rights of the Preferred Securities that are in addition to those legally required, including any right that the holders of the Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

   . any right that the Trust has to defer distributions on the Preferred
     Securities in the event that Duke Capital extends the interest payment period on the related Junior Subordinated Notes; and

   . any other rights, preferences, privileges, limitations or restrictions upon the Preferred Securities of the series.

   Duke Capital will guarantee each series of Preferred Securities to the extent described below under the caption "Description of the Guarantees."

   The applicable prospectus supplement will describe any material United
States federal income tax considerations that apply to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

   Duke Capital will execute the Guarantees from time to time for the benefit of the holders of the Preferred Securities of the respective Trusts. The Chase Manhattan Bank will act as Guarantee Trustee under each Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities to which it relates.

   The following description of the Guarantees is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the registration statement, of which this prospectus is a part.

General

   Duke Capital will irrevocably and unconditionally agree under each Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the related Trust. Duke Capital is required to pay the Guarantee Payments to the extent specified in the relevant Guarantee regardless of any defense, right of set-off or counterclaim that Duke Capital may have or may assert against any person.

   The following payments and distributions on the Preferred Securities of a Trust are Guarantee Payments:

   . any accrued and unpaid distributions required to be paid on the Preferred
     Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

   . the redemption price for any Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

   . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all the Preferred Securities of the Trust, the lesser of:

       . the sum of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

       . the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities of the Trust in liquidation of the Trust.

   Duke Capital may satisfy its obligation to make a Guarantee Payment by making that payment directly to the holders of the related Preferred Securities or by causing the Trust to make the payment to those holders.

   Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, except that the Guarantee will apply only to the payment of distributions and other payments on the Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

   If Duke Capital does not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under a Trust, that Trust will not make the related payments on its Preferred Securities.

Subordination

   Duke Capital's obligations under each Guarantee will be unsecured obligations of Duke Capital. Those obligations will rank:

   . subordinate and junior in right of payment to all of Duke Capital's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

   . equal in priority with the most senior preferred stock that Duke Capital may issue and similar guarantees; and

   . senior to Duke Capital's common stock.

   Duke Capital has no preferred stock outstanding that will rank equal in priority with the Guarantees. Duke Capital has common stock outstanding that will rank junior to the Guarantees.

   Each Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Duke Capital, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

   The terms of the Preferred Securities will provide that each holder of the Preferred Securities, by accepting those Preferred Securities, agrees to the subordination provisions and other terms of the related Guarantee.

Amendments and Assignment

   Duke Capital may amend each Guarantee without the consent of any holder of the Preferred Securities to which that Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Duke Capital may otherwise amend each Guarantee with the approval of the holders of at least 66 2/3% of the outstanding Preferred Securities to which that Guarantee relates.

Termination

   Each Guarantee will terminate and be of no further effect when:

   . the redemption price of the Preferred Securities to which the Guarantee relates is fully paid;

   . Duke Capital distributes the related Junior Subordinated Notes to the holders of those Preferred Securities; or

   . the amounts payable upon liquidation of the related Trust are fully paid.

   Each Guarantee will remain in effect or will be reinstated if at any time any holder of the related Preferred Securities must restore payment of any sums paid to that holder with respect to those Preferred Securities or under that Guarantee.

Events of Default

   An event of default will occur under any Guarantee if Duke Capital fails to perform any of its payment obligations under that Guarantee. The holders of a majority of the Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Preferred Securities of that series. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Preferred Securities of a series if an event of default occurs under the related Guarantee.

   The holders of a majority of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to that Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under that Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Duke Capital to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

Concerning the Guarantee Trustee

   The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Capital and certain of its affiliates are outstanding.

   The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result.

Agreements as to Expenses and Liabilities

   Duke Capital will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that Duke Capital will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related Trust to each person or entity to whom that Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due to the holders under the terms of those Preferred Securities or those similar interests.

                             PLAN OF DISTRIBUTION

   The Senior Notes, the Junior Subordinated Notes and the Preferred Securities may be sold in any of three ways:

   . through underwriters or dealers;

   . directly to a limited number of institutional purchasers or to a single purchaser; or

   . through agents.

   The applicable prospectus supplement will describe the terms under which the Senior Notes, the Junior Subordinated Notes or the Preferred Securities are offered, including:

   . the names of any underwriters, dealers or agents;

   . the purchase price and the net proceeds from the sale;

   . any underwriting discounts and other items constituting underwriters' compensation;

   . any initial public offering price; and

   . any discounts or concessions allowed, re-allowed or paid to dealers.

   Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

   If underwriters participate in the sale of the Senior Notes, the Junior Subordinated Notes or the Preferred Securities, those underwriters will acquire the Senior Notes, Junior Subordinated Notes or Preferred Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

   Unless Duke Capital states otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the Senior Notes, the Junior Subordinated Notes or the Preferred Securities will be subject to conditions, and the underwriter will be obligated to purchase all the Senior Notes, Junior Subordinated Notes or Preferred Securities offered, except that in some cases involving a default by an underwriter, less than all of the Senior Notes, Junior Subordinated Notes or Preferred Securities offered may be purchased. If the Senior Notes, the Junior Subordinated Notes or the Preferred Securities are sold through an agent, the applicable prospectus supplement will state the name and any commission that may be paid to the agent. Unless Duke Capital states otherwise in the prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

   Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, under agreements entered into with the applicable Trust and Duke Capital.

   Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, the Trusts and Duke Capital or their affiliates in the ordinary course of their business.

   The Senior Notes, the Junior Subordinated Notes and the Preferred Securities may or may not be listed on a national securities exchange.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule of Duke Capital incorporated in this prospectus by reference from Duke Capital's annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF THE SECURITIES

   Richards, Layton & Finger, P.A., special Delaware counsel to Duke Capital and the Trusts, will issue opinions about the validity of the Preferred Securities under Delaware law on behalf of Duke Capital and the Trusts. Simpson Thacher & Bartlett, New York, New York will issue opinions about the validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees and certain related matters on behalf of Duke Capital. Counsel named in the applicable prospectus supplement will pass upon the validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees on behalf of any underwriters, dealers or agents.

                      WHERE YOU CAN FIND MORE INFORMATION

   Duke Capital files annual, quarterly and current reports and other information with the SEC. You may read and copy any documents that are filed at any of the following:

   . SEC Public Reference Room
     450 Fifth Street, N.W.
     Washington, D.C. 20549; or

   . Citicorp Center
     500 West Madison Street
     Suite 1400
     Chicago, Illinois 60661-2411.

   You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address.

   Please call the SEC at 1-800-SEC-0330 for further information.

   Duke Capital's filings are also available to the public through:

   . the SEC web site at http://www.sec.gov; and

   . The New York Stock Exchange
     20 Broad Street
     New York, New York 10005.

   The SEC allows Duke Capital to "incorporate by reference" the information Duke Capital files with it, which information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information that Duke Capital files with the SEC will automatically update and supersede that information as well as the information included in this prospectus and any accompanying prospectus supplement. Duke Capital incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 filed prior to the termination of this offering:

   . Duke Capital's annual report on Form 10-K for the year ended December 31, 2000; and

   . Duke Capital's current report on Form 8-K dated March 9, 2001.

   Duke Capital will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing Duke Capital at the following address or telephoning one of the following numbers:

    Investor Relations Department
    Duke Capital Corporation
    P.O. Box 1005
    Charlotte, North Carolina 28201
    (704) 382-3853 or (800) 488-3853 (toll-free)

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